UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFOR
M
ATI
ON
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Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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V. F. CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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VF CORPORATION

June 12, 2023

Dear Fellow Shareholders:

We are pleased to invite you to the 2023 Annual Meeting of Shareholders of VF Corporation, to be held Tuesday, July 25, 2023, live via the Internet at www.virtualshareholdermeeting.com/VFC2023, commencing at 10:30 a.m., Mountain Time. After careful consideration, our Board of Directors has determined to once again hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for VF at this time, as it enables engagement with our shareholders, regardless of size, resources, or physical location. Shareholders will not be able to attend the meeting in person.

We are committed to ensuring that shareholders who attend the virtual meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the meeting, shareholders must visit www.virtualshareholdermeeting.com/VFC2023 and enter their control number included on the Notice of Internet Availability of Proxy Materials (the “Notice”), on the proxy card, or on the instructions that accompany the proxy materials. To submit a question, shareholders must visit www.proxyvote.com, enter their control number, and follow the instructions to submit a question not later than 5:00 p.m., Eastern Time, on Friday, July 21, 2023.

At the meeting, shareholders will be asked to vote on (i) the election of directors; (ii) approval of the compensation of named executive officers as disclosed in this proxy statement; (iii) the frequency of future advisory votes on executive compensation; (iv) ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024; and (v) such other matters as may properly come before the meeting.

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors, “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement, “ONE YEAR” on the frequency of future advisory votes on executive compensation, and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. Regardless of the number of shares you own or whether you plan to attend the virtual meeting, it is important that your shares be represented and voted at the meeting.

On or about June 12, 2023, we will begin mailing the Notice to all shareholders of record on our books at the close of business on May 30, 2023, the record date for the meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote by attending the virtual meeting or you may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating and mailing a completed proxy card, as explained in the “About the Meeting” section of the attached proxy statement.

Your interest and participation in the affairs of VF are most appreciated.

Sincerely,

Richard Carucci

Interim Chair of the Board

VF CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 25, 2023

June 12, 2023

To the Shareholders of VF CORPORATION:

The Annual Meeting of Shareholders of VF Corporation will be held live via the Internet at www.virtualshareholdermeeting.com/VFC2023, on Tuesday, July 25, 2023, at 10:30 a.m., Mountain Time, for the following purposes:

1.	to elect directors;

2.	to vote on approval of the compensation of named executive officers as disclosed in this proxy statement;

3.	to vote on the frequency of future advisory votes on executive compensation;

4.	to vote on ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024; and

5.	to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of VF’s Annual Report for fiscal 2023 is included for your information.

Only shareholders of record as of the close of business on May 30, 2023 are entitled to notice of and to vote at the meeting.

To attend the meeting, shareholders must visit www.virtualshareholdermeeting.com/VFC2023 and enter their control number. Shareholders may submit questions for the meeting by visiting www.proxyvote.com and following the instructions to submit a question prior to 5:00 p.m., Eastern Time, on Friday, July 21, 2023. Shareholders will not be able to attend the meeting in person.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

General Counsel and Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through our toll-free telephone number,

or by signing, dating and promptly returning your completed proxy card.

This proxy statement contains forward-looking statements. All statements other than statements of historical or current facts, including statements regarding our future financial performance and shareholder value and expected results from execution of strategic priorities, made in this document are forward-looking. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the fiscal year ended April 1, 2023.

VF CORPORATION

PROXY STATEMENT

For the 2023 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at VF’s Annual Meeting of Shareholders on July 25, 2023 and any adjournments of the meeting. All share and per share data included in this proxy statement, including performance goals under compensation plans set on a per share basis, reflect adjustments made in connection with the separation of VF’s Jeanswear and VF OutletTM business on May 22, 2019 (the “Spin-off”). The information contained on vfc.com or any other website referred to is provided for reference only and is not incorporated by reference into this proxy statement.

On or around June 12, 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of May 30, 2023, the record date for the meeting. The Notice directs shareholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report for fiscal 2023. Shareholders may also view instructions regarding how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD

ON JULY 25, 2023

This proxy statement and our Annual Report for fiscal 2023 are available at

www.virtualshareholdermeeting.com/VFC2023.

VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS    1

ITEM NO. 1

Election of Directors

VF’s Board of Directors has nominated the persons named below whose terms expire at the meeting to serve as directors. All nominees currently serve as directors on our Board and, if reelected, will serve a term of office until our 2024 annual meeting or until a successor is duly elected and qualified. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board of Directors. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. It is the policy of VF that a substantial majority of the members of its Board of Directors should be independent. Currently, nine of the nominees have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and the Listing Standards of the New York Stock Exchange (“NYSE”), the securities exchange on which VF’s Common Stock is traded. The ages set forth below are as of May 30, 2023.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	AUDIT COMMITTEE	TALENT AND COMPENSATION COMMITTEE	GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE	FINANCE COMMITTEE

Richard T. Carucci	65	2009	Retired; Former President, Yum! Brands, Inc.	Member		Chair

Alex Cho	50	2022	President, Personal Systems, HP Inc.	Member		Member

Juliana L. Chugg	55	2009	Retired; Former EVP, Chief Brands Officer, Mattel, Inc.		Chair	Member

Benno Dorer	59	2017	Interim President and Chief Executive Officer, VF Corporation				Member (ex officio)

Mark S. Hoplamazian	59	2015	President and Chief Executive Officer, Hyatt Hotels Corporation		Member		Member

Laura W. Lang	67	2011	Managing Director, Narragansett Ventures, LLC		Member		Member

W. Rodney McMullen	62	2016	Chairman and Chief Executive Officer, The Kroger Co.	Chair		Member

Clarence Otis, Jr.	67	2004	Retired; Former Chairman and Chief Executive Officer, Darden Restaurants, Inc.	Member		Member

Carol L. Roberts	63	2017	Retired; Former Senior Vice President and Chief Financial Officer, International Paper Company	Member			Chair

Matthew J. Shattock	60	2013	Independent Chair of the Board, The Clorox Company		Member		Member

Number of Meetings Held in Fiscal 2023			Board – 13	10	6	5	5

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ITEM NO. 1
Election of Directors

NOMINEES

Our Board selected the nominees based on their experience, qualifications, attributes and skills and the belief that each can make unique and substantial contributions to VF. Together, our nominees bring to our Board a vast array of public company and multi-brand consumer product company experience, and domestic and international business experience. In addition, our nominees represent diverse viewpoints and bring a blend of historical and new perspectives about VF as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s independent leadership and effectiveness and complements VF’s business and organizational complexities and long-term strategy.

RICHARD T. CARUCCI	Experience:
Age: 65 Director Since: 2009 Committees: • Audit • Executive (Chair) • Governance and Corporate Responsibility (Chair)	December 2022 – Present 2012 – 2014 (retired) 2005 – 2012 1997 – 2005

Interim Chair of the VF Board

President, Yum! Brands, Inc.

Chief Financial Officer, Yum! Brands, Inc.

Various positions in finance, international, and general management, Yum! Brands (previously named Tricon Global Restaurants)

Former Public Company Directorships:
	2019 – 2021	Kontoor Brands, Inc. (“Kontoor”)
Skills and Qualifications:

Mr. Carucci’s qualifications for election include his experience as a leader of Yum! Brands, Inc., a large global multi-brand publicly traded company serving retail consumers through the operation of quick service restaurants. He also served as a board member of Kontoor, a publicly traded global apparel company.

ALEX CHO	Experience:
Age: 50 Director Since: 2022 Committees: • Audit • Governance and Corporate Responsibility	2018 – Present 2014 – 2018 2010 – 2014	President, Personal Systems, HP Inc. Vice President and General Manager, Commercial Personal Systems, HP Inc. Vice President and General Manager, LaserJet Supplies Business, HP Inc.
Mr. Cho also serves on the HP Foundation Board and Global Business Coalition for Education.
Skills and Qualifications:

Mr. Cho’s qualifications for election include his leadership of a growing global technology portfolio spanning consumer and commercial segments including computing, peripherals, services and software at HP Inc., a Fortune 100 publicly traded company.

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ITEM NO. 1
Election of Directors

JULIANA L. CHUGG	Experience:
Age: 55 Director Since: 2009 Committees: • Executive • Governance and Corporate Responsibility • Talent and Compensation (Chair)	2015 – 2018 (retired) 2015 1996 – 2014

EVP, Chief Brands Officer, Mattel, Inc.

Partner, Noble Endeavors LLC

Senior Vice President, General Mills, Inc. and President of its Frozen Frontier Division; previously held a progression of leadership roles with General Mills and Pillsbury

Other Public Company Directorships:
	2022 – Present 2022 – Present	Darden Restaurants, Inc. MasterBrand, Inc.
Former Public Company Directorships:
	2019 – 2021 2018 – 2020 2007 – 2013	Kontoor Caesars Entertainment Corporation H.B. Fuller Company
Skills and Qualifications:

Ms. Chugg’s qualifications for election include her experience leading major functions and divisions of large publicly traded multi-brand consumer products companies, most recently at Mattel, Inc., a publicly traded company and world-wide leader in the design, manufacture and marketing of toys and family products. She has also served on other public company boards of directors, including Kontoor, a publicly traded global apparel company.

(Also see footnote 3 to the “Common Stock Beneficial Ownership of Certain
Beneficial Owners” table below.)

BENNO DORER	Experience:
Age: 59 Director Since: 2017 Committees: • Finance (ex officio)	December 2022 – Present 2021 – 2022 2014 – 2020 (retired) 2005 – 2014 1990 – 2005

Interim President & CEO, VF Corporation

Senior Advisor, KKR & Co. Inc.

Chief Executive Officer, The Clorox Company

Various leadership roles, The Clorox Company

Various marketing and sales roles in the U.S. and Europe, The Procter & Gamble Company

Former Public Company Directorships:
	2021 – 2023 2020 – 2021 2016 – 2020	Origin Materials, Inc. The Clorox Company (Executive Chair) The Clorox Company (Chair of the Board)
Skills and Qualifications:

Mr. Dorer’s qualifications for election include his experience leading a global publicly traded multi-brand consumer products company and his service on and leadership of that company’s board of directors.

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ITEM NO. 1
Election of Directors

MARK S. HOPLAMAZIAN	Experience:
Age: 59 Director Since: 2015 Committees: • Finance • Talent and Compensation	2006 – Present 1989 – 2006	President and Chief Executive Officer, Hyatt Hotels Corporation President, The Pritzker Organization (“TPO”)
Other Public Company Directorships:
	2006 – Present	Hyatt Hotels Corporation
Skills and Qualifications:

Mr. Hoplamazian’s qualifications for election include his experience leading a global publicly traded multi-brand hospitality company, his supervision of the chief financial officer of a public company, and his service on the board of directors of that public company. His 17-year tenure with TPO, the principal financial and investment adviser for Pritzker family business interests, including Hyatt Hotels Corporation and its predecessors, also qualifies Mr. Hoplamazian to serve on our Board.

LAURA W. LANG	Experience:
Age: 67 Director Since: 2011 Committees: • Finance • Talent and Compensation	2014 – Present 2012 – 2013 2008 – 2012

Managing Director, Narragansett Ventures, LLC

Chief Executive Officer, Time Inc., a division of Time Warner

Chief Executive Officer, Digitas, Inc. In addition, she headed the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley

Other Public Company Directorships:
	2022 – Present 2020 – Present	Oscar Health, Inc. Vroom, Inc.
Former Public Company Directorships:
	2014 – 2016 2010 – 2012 2005 – 2011	Care.com, Inc. NutriSystem, Inc. Benchmark Electronics, Inc.
Skills and Qualifications:

Ms. Lang’s qualifications for election include her leadership experience and her digital, data, social and mobile expertise from her leadership roles at Time, Inc., one of the world’s largest branded media companies, and Digitas, Inc., one of the world’s largest digital agencies and a unit of Publicis Groupe S.A., and her service on the boards of directors of other public companies.

VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS    5

ITEM NO. 1
Election of Directors

W. RODNEY MCMULLEN	Experience:
Age: 62 Director Since: 2016 Committees: • Audit (Chair) • Executive • Governance and Corporate Responsibility	2014 – Present 2009 – 2013 1994 – 2009

Chief Executive Officer, The Kroger Co.

President and Chief Operating Officer, The Kroger Co.

Various leadership roles, including Vice Chairman, Executive Vice President, Senior Vice President, Group Vice President, and Chief Financial Officer, The Kroger Co.

Other Public Company Directorships:
	2003 – Present	The Kroger Co. (elected to the Board in 2003 and named Chairman of the Board in 2015)
Former Public Company Directorships:
	2001 – 2020	Cincinnati Financial Corporation
Skills and Qualifications:

Mr. McMullen’s qualifications for election include his experience leading The Kroger Co., a publicly traded company and one of the world’s largest food retailers, and his service as the chair of that company’s board of directors.

CLARENCE OTIS, JR	Experience:
Age: 67 Director Since: 2004 Committees: • Audit • Executive • Governance and Corporate Responsibility	2004 – 2014 (retired)	Chairman and Chief Executive Officer, Darden Restaurants, Inc.
	2002 – 2004	Executive Vice President, Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division
	2002	Executive Vice President and Chief Financial Officer of Darden Restaurants, Inc.
	1999 – 2002	Senior Vice President and Chief Financial Officer, Darden Restaurants, Inc.
Other Public Company Directorships:
	2017 – Present 2006 – Present	The Travelers Companies, Inc. Verizon Communications, Inc.
Skills and Qualifications:

Mr. Otis’s qualifications for election include his experience leading Darden Restaurants, Inc., a large publicly traded multi-brand full-service restaurant company serving retail customers, his service as (and then supervision of) the chief financial officer of a public company and leadership of the board of directors of that company, and his service on the boards of directors of other public companies.

(Also see footnote 3 to the “Common Stock Beneficial Ownership of Certain
Beneficial Owners” table below.)

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ITEM NO. 1
Election of Directors

CAROL L. ROBERTS	Experience:
Age: 63 Director Since: 2017 Committees: • Audit • Executive • Finance (Chair)	2011 – 2017 (retired) 1980 – 2010	Senior Vice President and Chief Financial Officer, International Paper Company Various leadership roles at International Paper Company
Other Public Company Directorships:
	2016 – Present	Alcoa Corporation
Former Public Company Directorships:
	2014 – 2016	Arconic, Inc., formerly known as Alcoa, Inc.
Skills and Qualifications:

Ms. Roberts’s qualifications for election include her experience as Chief Financial Officer of International Paper Company, her experience as a leader in many operational roles within the company, and her service on the board of directors of another public company.

MATTHEW J. SHATTOCK	Experience:
Age: 60 Director Since: 2013 Committees: • Finance • Talent and Compensation	2009 – 2019 (retired)	Chief Executive Officer, Beam Suntory, Inc., first as an operating unit of Fortune Brands and then as a standalone public company until it was acquired by Suntory Holdings Limited in 2014
	2003 – 2009	Various leadership roles at Cadbury, PLC
	1987 – 2003	Various leadership roles at Unilever, PLC
Other Public Company Directorships:
	2020 – Present 2018 – Present	Domino’s Pizza Group, PLC (Non-Executive Chairman) The Clorox Company (Independent Chair since 2021)
Former Public Company Directorships:
	2019 – 2020	Beam Suntory, Inc. (Non-Executive Chairman)
Skills and Qualifications:

Mr. Shattock’s qualifications for election include his experience leading global multi-brand consumer products companies and his service and leadership on the boards of directors of other public companies.

VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS    7

ITEM NO. 1
Election of Directors

The following graphics reflect certain background and demographic information of the director nominees for the annual meeting:

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ITEM NO. 1
Election of Directors

BOARD SKILLS AND EXPERIENCE AND DEMOGRAPHIC BACKGROUNDS

Our Board has a breadth of skills, experiences, and demographic backgrounds and is committed to reviewing periodically its composition so that it continues to have the right mix of these attributes. We believe that our Board has demonstrated leadership in a variety of positions across various professions and industries. The following chart is not intended to be an exhaustive list of each director’s skills, experience and personal attributes, as each of them also contributes other important skills, experience, expertise and personal attributes to our Board that are not reflected in the chart. The skills and experience described below are those reviewed by the Governance and Corporate Responsibility Committee and the Board in making nomination decisions, as part of the Board succession planning process, and to identify opportunities for Board education.

SKILLS/EXPERIENCE

Digital/Data Insights and Analytics		●	●	●	●	●	●			●

Public Company Executive	●	●	●	●	●	●	●	●	●	●

Retail/Direct to Consumer	●	●	●		●		●	●

Global Perspective	●	●	●	●	●	●		●	●	●

CEO Leadership				●	●	●	●	●		●

Finance	●			●	●	●	●	●	●

IT/Cybersecurity/Privacy	●	●	●	●	●	●	●	●	●	●

Agile Operations and Logistics		●		●			●		●

Business Development/M&A	●	●		●	●	●	●	●	●	●

Brand Management		●	●	●	●					●

Environmental, Social, & Governance (“ESG”)		●		●	●		●

DEMOGRAPHICS

Female			●			●			●

Male	●	●		●	●		●	●		●

African American/Black								●

Asian American		●

White	●		●	●	●	●	●		●	●

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ITEM NO. 1
Election of Directors

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Board of Directors believes directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide VF with a broad range of experience. The Governance and Corporate Responsibility Committee identifies potential candidates that are proposed by Board members, management, third-party search firms and our shareholders. The Board and the Committee consider the qualifications of directors individually, and in the broader context of the Board’s overall composition, and VF’s current and future needs as well as past contributions to the Board of sitting directors, including as part of the Board’s annual self-evaluation process. Candidates are selected for their character, judgment, business experience, acumen, independence and commitment to VF and service on the Board. Board members are selected to represent all shareholders and not any particular constituency. In accordance with VF’s Corporate Governance Principles, the Committee considers diversity of experience and background in selecting nominees, and includes qualified female, gender, and racially/ethnically diverse candidates in the initial list of candidates from which any new independent director nominee is chosen by the Board. The Committee considers this policy to have been effective to date in identifying and evaluating diverse candidates.

Any shareholder who wishes to recommend a candidate for consideration by the Governance and Corporate Responsibility Committee for nomination at an annual meeting should submit a written recommendation to the Secretary of VF. If the Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Secretary of VF (1) in the case of an annual meeting, not more than 150 days and not less than 120 days before the anniversary of the date VF mailed its proxy materials for the prior year’s annual meeting, or (2) in the case of a special meeting at which directors are to be elected, no later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, among other things, include a representation as to whether or not such shareholder intends to solicit proxies in support of director nominees other than VF’s nominees in accordance with Rule 14a-19 under the Exchange Act. The Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means. Eligible shareholders may also nominate and include in our annual meeting proxy materials director nominees pursuant to the proxy access provisions in Article I, Section 13 of VF’s By-Laws.

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CORPORATE GOVERNANCE AT VF

VF’s business is managed under the direction of its Board of Directors. Currently, members of the Board are kept informed of VF’s business through discussions with the Interim Chair, the Interim President and Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present. During fiscal 2023, the independent directors met in executive session without management present five times at regularly scheduled Board meetings. From April 2016 through December 2022, VF had a lead director structure, in which the independent directors annually elected a lead independent director whose duties include those described under “Corporate Governance Principles” below. Benno Dorer had been selected by the Board to serve as our lead independent director and served in such position from July 2021 to December 2022. Upon Mr. Dorer’s appointment as our Interim President and Chief Executive Officer in December 2022, the Board appointed Richard Carucci as Interim Chair of the Board.

Shareholder Outreach and Engagement

We believe that a proactive shareholder engagement program is an important component of strong corporate governance and helps ensure the continued delivery of sustainable, long-term value to our shareholders. We engage in proactive shareholder outreach multiple times a year. This includes engagement through the proxy season and the publication of our Made for Change Sustainability & Responsibility report, in addition to our regular ongoing dialogue with shareholders and potential investors throughout the year. We recognize the value of the ongoing feedback and will continue regular shareholder engagement activities to gain their perspective firsthand.

EXECUTIVE COMPENSATION WAS A PRIORITY FOCUS AREA DURING OUR 2022 FALL AND WINTER ENGAGEMENT SEASON

Specifically, we sought feedback on the design of our executive compensation program, our incentive compensation metrics and the alignment between pay and performance. Our Chair of the Talent and Compensation Committee participated in most of those meetings, including with six of our largest shareholders representing over 69% of shares held by shareholders who engaged with us during the 2022 fall and winter engagement season. More information on this topic and our response is included in 2022 Say-on-Pay Results and Shareholder Engagement on page 29 of this proxy statement.

During fiscal 2023, including following the 2022 annual meeting of shareholders, we contacted our top 17 shareholders representing over 59% of outstanding share ownership for engagement. Members of management and the Board met with 10 shareholders representing over 40% of outstanding share ownership. Our fiscal 2023 engagement and shareholder exchanges covered a wide range of important corporate governance, sustainability and responsibility, and executive compensation topics, which provided us valuable insights. The areas we covered included, but were not limited to, board composition and refreshment, business performance, executive compensation and metrics, and various ESG topics including diversity, equity and inclusion, sustainability, and responsibility in our sourcing activities.

In response to the shareholder feedback we received related to governance, executive compensation and sustainability over the last several years, we:

•

further enhanced our proxy materials to include additional disclosure around our incentive compensation metrics and special equity awards (see 2022 Say-on-Pay Results and Shareholder Engagement on page 29 of this proxy statement), as well as enhanced disclosure about our independent auditor and the Board’s involvement in human capital management;

•

reinforced our commitment to diversity with disclosure of diversity characteristics of our directors based on information self-identified by each director nominee, reflecting Board composition that represents the needs of VF’s global business, workforce and stakeholders;

•

provided additional transparency to our U.S. workforce demographics by releasing our consolidated 2021 EEO-1 report in 2022 and will release our consolidated 2022 EEO-1 report promptly following its submission to the U.S. Equal Employment Opportunity Commission, and we plan to continue to do so annually;

•

continuously improved our ESG disclosures, such as with sustainability and inclusion, diversity, and equity and better integration of all ESG disclosures into our Made for Change Sustainability & Responsibility report, our Inclusion, Diversity, Equity and Action (IDEA) report, and The VF Foundation’s Impact Report;

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CORPORATE GOVERNANCE AT VF
Shareholder Outreach and Engagement

•	amended our By-Laws to give shareholders a right to proxy access for director nominations;

•	adopted a policy against director overboarding;

•

disclosed the principles governing our approach to political expenditures, including disclosure of U.S.-based organizations to which we have contributed trade association payments of $25,000 or more, payments to IRS 527 entities, and payments to advocacy organizations that engage in political activities; and

•

amended our Corporate Governance Principles and the Charter of the Governance and Corporate Responsibility Committee to require that, in the event the Board conducts a search for a new director or an external search for a new chief executive officer, the initial pool of candidates will include qualified female, gender, and racially/ethnically diverse candidates (also known as the “Rooney Rule”).

Corporate Governance Principles

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. A foundation of VF’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. This policy is included in the Board’s written Corporate Governance Principles, which address a number of other important governance issues such as:

•	qualifications for Board membership;

•	mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72;

•	a requirement that directors offer to submit their resignation to the Board for consideration upon a substantial change in principal occupation or business affiliation;

•	Board leadership;

•

if the chair of the Board is not an independent director, election of a lead independent director, whose duties include presiding at meetings of the Board at which the chair is not present, serving as a liaison between the chair and the independent directors, approving meeting agendas and schedules, having authority to call meetings of the independent directors and being available for consultation and direct communication with major shareholders;

•	committee responsibilities;

•	Board consideration of majority shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems appropriate;

•	inclusion of qualified female, gender, and racially/ethnically diverse candidates in the initial list of candidates from which any new independent director nominee is chosen by the Board;

•	majority voting for directors in uncontested elections;

•

succession planning for the chief executive officer, and in the event the Board conducts an external search for a new chief executive officer, the initial pool of candidates will include qualified female, gender, and racially/ethnically diverse candidates; and

•	annual Board self-evaluation.

In addition, the Board of Directors for many years has had in place formal charters stating the powers and responsibilities of each of its committees.

The Board expects individual directors to allot sufficient time and attention to VF matters and to use their judgment and consider all of their commitments when accepting additional directorships on other corporations or charitable organizations. The Board also recognizes that some directors have the time and ability to maintain the focus and commitment expected at the Board and committee meetings as well as those of other public companies. Our Corporate Governance Principles provide that a director should not serve on the boards of more than four public companies (including ours) or, if the director is an executive officer of a publicly traded company, on the boards of more than two public companies (including ours). Additionally, a director who serves on our Audit Committee may not serve on more than two other public company audit committees unless the Board (i) determines that such simultaneous service would not impair the director’s ability to effectively serve on our Audit Committee and (ii) discloses such determination in our annual proxy statement. The Board believes that our policy strikes the right balance by allowing for the depth and breadth of experience gained through membership on other boards and the time commitment needed for engaged board service.

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CORPORATE GOVERNANCE AT VF
Corporate Governance Principles

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. The Interim Chair, or an independent director designated by the Interim Chair, personally interviews all members of the Board and senior management to obtain candid feedback on the performance of the Board as a whole as well as individual director performance.

The Board’s Corporate Governance Principles, the Audit, Governance and Corporate Responsibility, Talent and Compensation and Finance Committee charters, Code of Business Conduct applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s website (www.vfc.com) and will be provided free of charge to any person upon request directed to the Secretary of VF at P.O. Box 13919, Denver, Colorado 80201.

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements, relationships, or any series of them, were disclosed or proposed through VF’s processes for advance review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of VF Common Stock, or an immediate family member of any such person. PNC Bank, N.A., which is one of three co-trustees under the Barbey Family Trust accounts (see footnote 3 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below), is one of several lenders party to VF’s revolving credit facility and delayed draw term loan. The credit facility and delayed draw term loan were entered in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. PNC Bank, N.A. also served as one of several underwriters to VF’s senior notes offering which closed in March 2023. The senior notes offering was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and underwriting discounts, as those prevailing at the time for comparable investment-grade debt offerings, and did not present other unfavorable features.

The VF Code of Business Conduct prohibits any associate, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chief Executive Officer and senior financial officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the General Counsel must notify the Governance and Corporate Responsibility Committee of any such disclosure. Conflicts of interest involving the General Counsel must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Governance and Corporate Responsibility Committee of any such disclosure.

In addition, all directors are required to notify the General Counsel of any proposed transaction greater than $120,000 in value between them (or their immediate family members) and VF. The General Counsel presents such proposed transactions for prior review by the Audit Committee.

Board of Directors

Nine of VF’s current directors are non-employee directors. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). To assist it in making determinations of independence, the Board has adopted categorical standards that are part of the Corporate Governance Principles available on VF’s website (www.vfc.com). In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family. When considering commercial transactions that are made from time to time in the ordinary course of business between VF and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with VF in an amount which, in

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any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board determined that nine of VF’s ten nominees for director are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the Listing Standards of the NYSE and the categorical standards adopted by the Board. The Board determined that Mses. Chugg, Lang, and Roberts and Messrs. Carucci, Cho, Hoplamazian, McMullen, Otis, and Shattock are independent directors, and that Mr. Dorer is not an independent director. The Board, in making its determination as to Mr. Cho’s independence, considered that he is President, Personal Systems of HP Inc., which is a vendor (through resellers) to VF Corporation in the ordinary course of business. The Board, in making its determination as to Mr. Hoplamazian’s independence, considered that he is President, Chief Executive Officer and a director of Hyatt Hotels Corporation, which is a vendor to VF Corporation in the ordinary course of business. The Board, in making its determination as to Mr. McMullen’s independence, considered that he is Chairman and Chief Executive Officer of The Kroger Co. which transacts business with VF in the ordinary course of business. The Board, in making its determination as to Ms. Chugg’s and Mr. Otis’s independence, considered that Ms. Chugg and Mr. Otis serve as two of the three Trustees under the Barbey Family Trust accounts (collectively, the “Trusts”).

Because all decisions of the Trustees require a majority vote, and thus none of the three Trustees individually controls the decision-making of the Trustees, the Trustees are not considered to separately beneficially own the VF Common Stock held by the Trusts (the “Trust Shares”). As a result, and after considering all other relevant factors related to their roles as Trustees, the Board determined that Ms. Chugg’s and Mr. Otis’s status as Trustees of the Trusts does not give rise to a material relationship with VF other than in their service as directors.

During fiscal 2023, VF’s Board of Directors held thirteen meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board, since the time of his or her election to the Board, attended at least 75% of the total number of meetings of the Board and all committees on which he or she served during fiscal 2023, and every member of the Board who was a Board member in July 2022 attended the Annual Meeting of Shareholders in July 2022.

Board Committees and Their Responsibilities

The Board has Executive, Audit, Finance, Governance and Corporate Responsibility, and Talent and Compensation Committees. The Board has determined that each of the members of the Audit, Governance and Corporate Responsibility and Talent and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board of Directors. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Governance and Corporate Responsibility and Talent and Compensation Committees follows.

Audit Committee: The Audit Committee monitors and makes recommendations to the Board concerning the financial reporting policies and procedures to be observed in the conduct of VF’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for VF;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the SEC;

•	overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting;

•	reviewing the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to VF;

•	preparing a report to shareholders annually for inclusion in the proxy statement;

•	serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm;

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Board Committees and Their Responsibilities

•	overseeing VF’s risk management processes and reviewing risk management matters and plans, including enterprise risk management;

•	reviewing health and safety matters; and

•	overseeing and reviewing cybersecurity and information security matters.

As of the date of this proxy statement, the members of the Committee are Messrs. McMullen (Chair), Carucci, Cho, and Otis and Ms. Roberts. The Committee held ten meetings during fiscal 2023. The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the Listing Standards of the NYSE and the SEC regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Carucci, McMullen, and Otis and Ms. Roberts qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the SEC regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the NYSE. Messrs. Carucci, McMullen, and Otis and Ms. Roberts acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements.

Finance Committee: The Finance Committee monitors and makes recommendations to the Board concerning the financial policies and procedures of VF. The responsibilities of the Committee include reviewing and recommending to the Board, as appropriate, actions concerning:

•	dividend policy;

•	changes in capital structure, including debt or equity issuances;

•	the financial aspects of proposed acquisitions or divestitures;

•	VF’s annual capital expenditure budgets and certain capital projects;

•	VF’s tax strategy; and

•	the funding policy for VF’s benefit plans.

As of the date of this proxy statement, the members of the Committee are Messrs. Hoplamazian and Shattock and Mses. Lang and Roberts (Chair). Mr. Dorer serves as an ex officio member of the Committee. The Committee held five meetings during fiscal 2023.

Governance and Corporate Responsibility Committee: The responsibilities of the Governance and Corporate Responsibility Committee include:

•

recommending to the Board of Directors criteria for Board membership, screening potential candidates for director and recommending candidates to the Board of Directors, including identifying qualified female, gender, racially and/or ethnically diverse individuals, in the list of candidates;

•	recommending to the Board a succession plan for the Chair of the Board (or delegating such responsibility to the full Board);

•

reviewing and evaluating strategies, programs, policies and practices relating to ESG issues, impacts and risks to support the sustainable and responsible growth of VF’s businesses, including oversight of VF’s Sustainability and Responsibility strategies and targets; and

•	reviewing developments in corporate governance and making recommendations to the Board on governance policies and principles for VF.

The Committee annually evaluates each director to determine his or her fitness and appropriateness for continued service on the Board. As of the date of this proxy statement, the members of the Committee are Messrs. Carucci (Chair), Cho, McMullen, and Otis and Ms. Chugg. The Committee held five meetings during fiscal 2023.

Talent and Compensation Committee: The Talent and Compensation Committee (the “Compensation Committee”) has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Compensation Committee include:

•

reviewing and approving VF’s goals and objectives relative to the compensation of the Chief Executive Officer (“CEO”), evaluating the CEO in light of these goals and objectives, and setting the CEO’s compensation level based on this evaluation;

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•	annually reviewing the performance evaluations of the other senior executive officers of VF;

•	annually recommending to the Board the salary of each senior executive officer of VF and reviewing management’s recommendations regarding the salaries of other senior officers;

•	making recommendations to the Board with respect to plans for succession to the position of CEO;

•	reviewing succession plans for key senior executive officer positions, including the CEO;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all of VF’s compensation and benefit plans insofar as they relate to senior executive officers to confirm that such plans remain equitable and competitive;

•	administering and interpreting VF’s compensation plans, in accordance with the terms of each plan;

•	approving an annual compensation committee report for inclusion in the proxy statement;

•	reviewing and approving the implementation or revision of any claw-back policy allowing VF to recoup compensation paid to senior executive officers and other employees;

•

reviewing VF’s Compensation Discussion and Analysis and any other executive compensation and human capital management disclosures required in VF’s annual report on Form 10-K or in the proxy statement and discussing the same with management;

•	periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors;

•

providing oversight to VF’s strategies relating to human capital management, including talent development and succession planning, inclusion, diversity and equity, and other human capital initiatives; and

•	reviewing and recommending to the Board VF’s submissions to shareholders on executive compensation matters.

The Compensation Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Compensation Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to assist the Compensation Committee in accomplishing its objectives. Meridian has no relationship with VF other than providing services to the Compensation Committee.

The Chief Executive Officer makes his performance evaluation comments and recommendations to the Compensation Committee regarding compensation for executives reporting directly to him, referring to peer group data as appropriate. The Compensation Committee has the authority to form and delegate authority to subcommittees as it deems appropriate.

The role of the Compensation Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis below. As of the date of this proxy statement, the members of the Compensation Committee are Messrs. Hoplamazian, and Shattock and Mses. Chugg (Chair) and Lang. The Compensation Committee held six meetings during fiscal 2023.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the SEC, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors. None of VF’s executive officers has served during fiscal 2023 as a director or a member of the compensation committee of another entity, one of whose executive officers serves as a member of the VF Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE

The Board believes that it may be in the best interests of VF and its shareholders for one person to serve as Chair and Chief Executive Officer, and this combination served VF well for many years. However, the Board recognizes that there might be circumstances under which the best interests of VF and its shareholders require separation of these offices. Upon Mr. Rendle’s retirement in December 2022, Mr. Dorer was appointed Interim President and Chief Executive Officer

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Board Committees and Their Responsibilities

and Mr. Carucci was appointed Interim Chair of the Board. The Board believes that separation of the Chair and Chief Executive Officer roles is the most effective leadership structure for VF during its ongoing search for a permanent Chief Executive Officer.

BOARD OVERSIGHT OF STRATEGY

One of the Board’s key responsibilities is overseeing VF’s corporate strategy. The Board brings diverse perspectives, expertise in strategy development, and experience across a vast array of multi-brand consumer-facing companies that are relevant to our business, allowing Board members to effectively evaluate VF’s strategy and provide valuable insight and guidance. The Board actively engages with management to provide oversight of and guidance on our short-term and long-term strategies and employs the following practices to execute its oversight responsibilities:

•	the Board conducts an extensive annual review of VF’s long-term strategic plans, operating plan and capital structure;

•

the Board receives information and updates from senior management and engages with senior leaders with respect to VF’s enterprise and brand strategies, the competitive environment, enterprise risks and opportunities, sustainability initiatives and human capital management strategies, including matters related to inclusion, diversity and equity;

•

independent directors hold regularly scheduled executive sessions without management present, to review VF strategy and discuss VF performance. Committees of the Board also meet in private session with senior management in VF’s financial, legal and compliance, and internal audit functions, among others; and

•	the Board discusses and reviews feedback on strategy from shareholders and stakeholders.

RISK OVERSIGHT

BOARD OVERSIGHT OF RISK

The Board considers its role in risk oversight when evaluating VF’s Corporate Governance Principles and its leadership structure. Both the Corporate Governance Principles and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chair is focused on VF’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its committees for their review. The Board’s oversight of risk is accomplished through (i) the identification of key enterprise risks facing VF and (ii) the mapping of those risks to the appropriate Board committee and/or to the full Board for oversight, based on the nature of the risk. The Board executes oversight responsibility for risk both as a whole and through delegation to its committees, for example:

•

the Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses guidelines and policies to govern the process by which risk assessment and management is undertaken at VF and oversees both VF’s risk management processes and the steps management takes to monitor and control VF’s material financial risk exposure. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to VF, and the scope and status of systems designed to assure VF’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and third parties, as well as major legislative and regulatory developments which could materially impact VF’s contingent liabilities and risks;

•	the Compensation Committee evaluates the risks and rewards associated with VF’s compensation and human capital management philosophy and programs;

•	the Finance Committee oversees certain financial matters and risks relating to capital structure, acquisitions and divestitures, capital projects and tax strategy; and

•

the Governance and Corporate Responsibility Committee oversees certain strategies, programs, policies and risks relating to the sustainable and responsible growth of VF’s businesses, including sustainability policies and initiatives to address climate change risks.

While the Board and its committees have responsibility for general risk oversight, management is charged with managing risk, as described in “VF’s Approach to Enterprise Risk Management” below. Throughout the year, the Board and its committees receive updates from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chair has the opportunity to discuss in executive session matters of particular importance or concern, including any significant, evolving or nascent risks that may be of concern to the Board. In addition, the Board consults

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with external advisors, including auditors, outside legal counsel, consultants and industry experts, to ensure that it is well informed about the risks and opportunities facing VF.

VF’S APPROACH TO ENTERPRISE RISK MANAGEMENT

Effective risk management is critical to VF’s success. In accordance with NYSE requirements and the Audit Committee charter, the Audit Committee has primary responsibility for reviewing VF’s risk management matters and plans, including enterprise risk management, overseeing VF’s risk management processes, and reviewing the status of compliance with material laws, regulations, and internal procedures, contingent liabilities and risks that may be material to VF. In addition, the Audit Committee is responsible for overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting. The Audit Committee stays apprised of significant actual and potential risks faced by VF in part through review of quarterly reports of VF’s top enterprise risks. These reports denote whether primary oversight of each risk resides with a particular Board committee or the full Board. In addition, each of the key enterprise risks is mapped to the appropriate member of VF’s senior leadership team for oversight, based on the nature of the risk. VF’s Vice President of Enterprise Risk Management leads risk discussions throughout the year with VF’s senior leadership team which include reviews of the status and mitigation efforts of VF’s top enterprise risks.

CYBERSECURITY AND INFORMATION SECURITY RISK OVERSIGHT

We place a high priority on securing confidential business information and the personal information we receive and store about our customers and employees. We have systems in place to securely receive and store that information and to detect, contain, and respond to data security incidents. We also have a cybersecurity and information security training and compliance program in place to support our teams who work in areas of cybersecurity and information security risk. As part of this program, VF associates who have access to confidential information receive training at least annually on cybersecurity and information security. To respond to the threat of security breaches and cyberattacks, VF maintains a program, overseen by VF’s Chief Information Security Officer, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, VF. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. VF also maintains a cybersecurity and information security risk insurance policy. VF has not experienced a material cybersecurity or information security breach in the last three years. Oversight responsibility in this area is shared by the Board, its Audit Committee, and management. Management receives a cybersecurity and information security maturity assessment from a third-party assessor biannually to gain an independent view of our cybersecurity and information security program. The Board receives an annual update from VF senior leadership on cybersecurity and information security matters. The Audit Committee receives reports from VF senior leadership, including the Chief Information Security Officer. In fiscal 2023, the Audit Committee received reports from VF senior leadership at two regularly scheduled meetings of the Audit Committee. The Audit Committee regularly briefs the Board on these matters, and the Board also receives periodic briefings on cyber threats to enhance our directors’ literacy on cybersecurity and information security issues. In fiscal 2023, the Board received an update on cybersecurity and information security risk from VF senior leadership, and participated in an education session on cybersecurity risk oversight, cybersecurity strategy and cybersecurity threat trends led by the Chief Information Security Officer of a global telecommunications company.

Shareholder Communications with our Board of Directors

Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chair of the Governance and Corporate Responsibility Committee, c/o the Secretary of VF at P.O. Box 13919, Denver, Colorado 80201, or call the VF Ethics Helpline at 1-866-492-3370 or send an email message to corpgov@vfc.com. The Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chair of the Governance and Corporate Responsibility Committee.

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CORPORATE GOVERNANCE AT VF

Directors’ Compensation

The primary components of compensation for our non-employee directors are cash retainers, Lead Director or Chair and Committee Chair fees and equity-based grants of nonqualified stock options to purchase shares of VF Common Stock and restricted awards (restricted stock or restricted stock units (“RSUs”)) under VF’s 1996 Stock Compensation Plan. The Board sets directors’ compensation annually based on analysis of information provided by the independent compensation consultant to the Compensation Committee regarding director compensation at publicly traded companies of a size comparable to VF. The following describes our fiscal 2023 non-employee director compensation:

COMPENSATION ELEMENT	DIRECTOR COMPENSATION PROGRAM

Annual Retainer	$100,000

Annual Equity Retainer	Approximately $180,000 [1] (split approximately equally between options and RSUs)

Committee Fees	None

Lead Director and Interim Chair Fee	$40,000

Talent and Compensation and Audit Committee Chair Fee	$35,000

Governance and Corporate Responsibility and Finance Committee Chair Fee	$25,000

Meeting Fee for Board meeting in excess of ten meetings during the year	$2,000 per meeting

Special Assignments in connection with Board or Committee Activity	$1,000 per day per assignment

Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual retainer [2]

[1]

The actual dollar value for options and RSUs awarded to directors varies slightly due to sizing of equity awards, and for fiscal 2023 it was $180,115. Mr. Cho received a pro-rated equity retainer of $144,908 due to his election to the Board on June 9, 2022. Terms of the awards are described in the footnotes to the fiscal 2023 Independent Director Compensation table below.

[2]

Among other factors, the Committee may consider fluctuation in the price of VF Common Stock in determining whether a director satisfies the guidelines. All of the directors have met the guideline targets for director stock ownership except for Mr. Cho, who is in a five-year period to achieve the guideline ownership level.

Mr. Dorer, the only director who is an employee of VF, does not receive any compensation in addition to his regular compensation as our Interim President and CEO for service on the Board and attendance at meetings of the Board or any of its committees. Mr. Dorer received compensation for his service as a non-employee director for the fiscal 2023 period until his appointment as our Interim President and CEO on December 2, 2022. These amounts are reported in the Summary Compensation Table. VF does not provide pension, medical or life insurance benefits to its non-employee directors.

Each non-employee director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All VF Common Stock equivalent units receive dividend equivalents. Deferred sums, including VF Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Six directors elected to defer all of their cash compensation in both calendar years 2022 and 2023.

VF reimburses non-employee directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs. Directors are also eligible for discounts on VF products equal to discounts available to all employees of VF.

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Directors’ Compensation

FISCAL 2023 INDEPENDENT DIRECTOR COMPENSATION

DIRECTOR	FEES EARNED OR PAID IN CASH (1) ($)	RSU AWARDS (2) ($)	OPTION AWARDS (3) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Richard T. Carucci (4)	$ 138,296	$ 90,045	$ 90,070	$ -0-	$318,411

Alex Cho (6)	75,000	72,076	72,832	-0-	219,908

Juliana L. Chugg	135,000	90,045	90,070	-0-	315,115

Mark S. Hoplamazian	100,000	90,045	90,070	-0-	280,115

Laura W. Lang	100,000	90,045	90,070	-0-	280,115

W. Alan McCollough (5)	50,000	90,045	90,070	-0-	230,115

W. Rodney McMullen	117,500	90,045	90,070	-0-	297,615

Clarence Otis, Jr.	117,500	90,045	90,070	-0-	297,615

Carol L. Roberts	125,000	90,045	90,070	-0-	305,115

Matthew J. Shattock	100,000	90,045	90,070	-0-	280,115

[1]	Messrs. Carucci, Cho, Hoplamazian, McMullen, and Shattock and Ms. Chugg elected to defer all of their cash compensation.

[2]

Each director serving in fiscal 2023 other than Mr. Cho was awarded 1,986 RSUs on May 24, 2022. Mr. Cho was awarded 1,611 RSUs on August 2, 2022. The value in this column is the grant date fair value ($45.34 and $44.74 per RSU for the RSUs awarded on May 24, 2022 and August 2, 2022, respectively) computed in accordance with FASB ASC Topic 718. The assumptions used and the resulting weighted average value of RSUs granted during fiscal 2023 are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 1, 2023. These RSUs, which are vested and non-forfeitable at grant, remained outstanding on April 1, 2023, and at that date each non-employee director granted RSUs in fiscal 2023 held a total of 1,986 RSUs other than Mr. Cho, who held a total of 1,611 RSUs. RSUs earn dividend equivalents and are settled in shares of VF Common Stock one year after the date of grant.

[3]

Each director serving in fiscal 2023 other than Mr. Cho was awarded options to purchase 6,662 shares of VF Common Stock on May 24, 2022. Mr. Cho was awarded options to purchase 5,403 shares of VF Common Stock on August 2, 2022. The exercise price of the options is $45.34 per share with respect to the options awarded on May 24, 2022 and $44.74 with respect to the options awarded on August 2, 2022. The value in this column is the grant date fair value ($13.52 and $13.48 per option for the options awarded on May 24, 2022 and August 2, 2022, respectively) computed in accordance with FASB ASC Topic 718. The valuation assumptions used and the resulting weighted average value of stock options granted during fiscal 2023 are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 1, 2023. Options granted to non-employee directors have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, are non-forfeitable, have a stated term of ten years and become exercisable one year after the date of grant. Upon a director’s separation from the Board, options are exercisable for 36 months but not after the expiration of the option term. Options to purchase shares of VF Common Stock were outstanding at the end of fiscal 2023 for each non-employee director as follows: Richard T. Carucci, 53,228; Alex Cho, 5,403; Juliana L. Chugg, 53,228; Mark S. Hoplamazian, 47,415; Laura W. Lang, 53,228; W. Rodney McMullen, 41,934; Clarence Otis, Jr., 47,415; Carol L. Roberts, 35,654; and Matthew J. Shattock, 53,228.

[4]	Mr. Carucci was elected as Interim Chair of the Board in December 2022.

[5]	Mr. McCollough did not stand for re-election at the 2022 Annual Meeting.

[6]	Mr. Cho was elected to the Board on June 9, 2022.

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ITEM NO. 2

Proposal to Approve Compensation of Named Executive Officers as Disclosed in This Proxy Statement

At the meeting, VF shareholders will be asked for an advisory shareholder vote to approve the compensation of VF’s named executive officers, as such compensation is disclosed in this proxy statement pursuant to the disclosure rules of the SEC.

As required by Section 14A of the Exchange Act, shareholders are being asked to vote on the following resolution:

“Resolved, that the shareholders approve the compensation of VF’s executive officers named in the Summary Compensation Table, as disclosed in VF’s Proxy Statement dated June 12, 2023, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.”

Please refer to the section titled “Executive Compensation” of this proxy statement for a detailed discussion of VF’s executive compensation principles and practices and the fiscal 2023 compensation of our named executive officers.

VF’s executive compensation program has consistently met its objectives in recent years, enabling VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and aligning the financial objectives of VF’s executives with those of shareholders.

VF’s operating performance was impacted during fiscal 2023 amidst an ongoing challenging macroeconomic environment, which included extraordinary inflationary pressures, weakening consumer sentiment, rising interest rates, unfavorable foreign currency exchange rates, increasing geopolitical tensions and the lingering effects from COVID-19, which continued to impact our business in Asia Pacific, driven by zero-tolerance policies in China and supply chain disruptions in other Asian countries. In addition to these macro challenges, which also impacted the retail industry more broadly, VF also contended with declines at Vans®, largely as a result of weakness in the Americas region due to sell-through challenges in wholesale and our own direct channels and elevated inventory levels. Actions that we took and continue to initiate to turn around Vans® and improve profitability include the appointment of Kevin Bailey as its Global Brand President, seeking deeper consumer insights to improve consumer engagement, investing in product innovation, eliminating unnecessary Stock Keeping Unit (“SKU”) complexity to simplify and amplify the shopping experience, and right-sizing the cost structure. Our supply chain performance also was inconsistent throughout fiscal 2023, which led to uneven go-to market execution, delayed deliveries to our customers and our own direct channels, higher costs, and elevated inventory levels.

Despite these challenges and others, we reported revenue of $11.6 billion, with 10 of our 12 brands flat or growing revenue in constant dollars*, and five of them growing double digits in constant dollars*. We continued to perform well in the EMEA region, with our eighth consecutive quarter of strong growth in constant dollars* in the fourth quarter of fiscal 2023. We also saw Greater China’s emerging momentum following the roll-back of COVID-19 restrictions in that region, with a return to growth in the fourth quarter. Highlights for continuing operations for full year fiscal 2023 include:

•	Revenue of $11.6 billion, down 2% (up 3% in constant dollars*).

•	The North Face® revenue up 11% (up 17% in constant dollars*).

•	Vans® revenue down 12% (down 8% in constant dollars*).

•	EMEA revenue flat (up 12% in constant dollars*).

•	APAC revenue down 7% (up 1% in constant dollars*).

•	Returned $703 million of cash to shareholders through dividends during the fiscal year.

•	Recorded non-cash impairment charges totaling $735 million during the fiscal year related to Supreme®.

Throughout fiscal 2023 we took decisive actions to improve our operating performance and position VF for long-term, sustainable and profitable growth. We took steps across the organization to sharpen our focus on the biggest consumer opportunities within our brand portfolio and implemented a cross-functional cost savings plan. We also took aggressive action to course-correct on our supply chain challenges. In early calendar 2023, we took the financially prudent step to reset the dividend toward our targeted payout ratio of approximately 50% of net income. As we navigate the short-term headwinds described above, we will continue to make strategic investments in our portfolio of iconic, deeply loved brands and support them with strong enterprise capabilities. The executive compensation program described in the

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ITEM NO. 2
Proposal to Approve Compensation of Named Executive Officers as Disclosed in This Proxy Statement

Compensation Discussion and Analysis beginning on page 24 aligns with our pay-for-performance philosophy, and is structured to drive financial and operational performance and long-term shareholder value creation.

*

“Constant dollar” amounts exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”) to constant currency amounts are presented in the supplemental financial information included with the earnings press release for the fourth quarter of fiscal 2023 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2023.

As discussed below in the Compensation Discussion and Analysis, compensation in fiscal 2023 for each named executive officer was consistent with our pay-for-performance philosophy.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, the Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to VF’s executive officers, will carefully consider the shareholder vote on this matter, along with other expressions of shareholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

The VF Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of named executive officers as disclosed in this proxy statement.

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ITEM NO. 3

Proposal Regarding The Frequency of Future Advisory Votes on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), VF shareholders will once again be asked for an advisory shareholder vote on the question of how often VF should seek the advisory shareholder vote to approve the compensation of VF’s named executive officers (the “say-on-pay vote”). At our 2017 Annual Meeting of Shareholders, a majority of VF’s shareholders selected a frequency of every one year, and we have held an annual say-on-pay vote since such Annual Meeting. We are once again soliciting your advisory vote on whether to have the say-on-pay vote at the Annual Meeting of Shareholders every one, two or three years.

We value the opinion of our shareholders and encourage communication regarding our executive compensation policies and practices. We believe that a vote on executive compensation should be conducted every year so that shareholders may continue to annually express their views on our executive compensation program. VF and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders and will consider the outcome of this vote in making decisions on executive compensation.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, the frequency of future advisory votes on executive compensation will be determined according to the affirmative vote of a majority of the votes cast. However, if the proposal is not adopted by the required majority vote for any one of the frequencies presented, the Board will evaluate the votes cast for each frequency presented and will consider the frequency for which a plurality of the votes were cast to have been recommended by the shareholders.

The VF Board of Directors unanimously recommends that you vote for every “ONE YEAR” on the frequency of future advisory votes on executive compensation.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our Named Executive Officers (NEOs) for Fiscal 2023

NAME	TITLE

Benno Dorer	Interim President and Chief Executive Officer

Matthew H. Puckett	Executive Vice President and Chief Financial Officer

Kevin D. Bailey	Global Brand President, Vans

Martino Scabbia Guerrini	Executive Vice President and President, EMEA, APAC and Emerging Brands

Nicole Otto	Global Brand President, The North Face

Steven E. Rendle	Former Chair of the Board, President and Chief Executive Officer

Management Transitions

On December 5, 2022, we announced that Mr. Rendle retired as President and Chief Executive Officer (“CEO”) and Chair of the Board of VF, effective December 2, 2022. Mr. Dorer, then the Lead Independent Director of our Board, was appointed as Interim President and CEO (“Interim CEO”) effective December 2, 2022. In addition, as part of VF’s succession plan in response to Steve Murray’s planned retirement on June 30, 2022, Ms. Otto was appointed as Global Brand President, The North Face effective May 31, 2022. Responsibility for the APAC region was assigned to Mr. Scabbia Guerrini in November 2022.

VF Fiscal 2023 Financial and Operational Highlights

VF’s operating performance was impacted during fiscal 2023 amidst an ongoing challenging macroeconomic environment, which included extraordinary inflationary pressures, weakening consumer sentiment, rising interest rates, unfavorable foreign currency exchange rates, increasing geopolitical tensions and the lingering effects from COVID-19, which continued to impact our business in Asia Pacific, driven by zero-tolerance policies in China and supply chain disruptions in other Asian countries. In addition to these macro challenges, which also impacted the retail industry more broadly, VF also contended with declines at Vans®, largely as a result of weakness in the Americas region due to sell-through challenges in wholesale and our own direct channels and elevated inventory levels. Actions that we took and continue to initiate to turn around Vans® and improve profitability include the appointment of Mr. Bailey as its Global Brand President, seeking deeper consumer insights to improve consumer engagement, investing in product innovation, eliminating unnecessary SKU complexity to simplify and amplify the shopping experience, and right-sizing the cost structure. Our supply chain performance also was inconsistent throughout fiscal 2023, which led to uneven go-to market execution, delayed deliveries to our customers and our own direct channels, higher costs, and elevated inventory levels.

Despite these challenges and others, we reported revenue of $11.6 billion, with 10 of our 12 brands flat or growing revenue in constant dollars*, and five of them growing double digits in constant dollars*. We continued to perform well in the EMEA region, with our eighth consecutive quarter of strong growth in constant dollars* in the fourth quarter of fiscal 2023. We also saw Greater China’s emerging momentum following the roll-back of COVID-19 restrictions in that region, with a return to growth in the fourth quarter. Highlights for continuing operations for full year fiscal 2023 include:

•	Revenue of $11.6 billion, down 2% (up 3% in constant dollars*).

•	The North Face® revenue up 11% (up 17% in constant dollars*).

•	Vans® revenue down 12% (down 8% in constant dollars*).

•	EMEA revenue flat (up 12% in constant dollars*).

•	APAC revenue down 7% (up 1% in constant dollars*).

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

•	Returned $703 million of cash to shareholders through dividends during the fiscal year.

•	Recorded non-cash impairment charges totaling $735 million during the fiscal year related to Supreme®.

Throughout fiscal 2023 we took decisive actions to improve our operating performance and position VF for long-term, sustainable and profitable growth. We took steps across the organization to sharpen our focus on the biggest consumer opportunities within our brand portfolio and implemented a cross-functional cost savings plan. We also took aggressive action to course-correct on our supply chain challenges. In early calendar 2023, we took the financially prudent step to reset the dividend toward our targeted payout ratio of approximately 50% of net income. As we navigate the short-term headwinds described above, we will continue to make strategic investments in our portfolio of iconic, deeply loved brands and support them with strong enterprise capabilities. The executive compensation program described in this Compensation Discussion and Analysis aligns with our pay-for-performance philosophy, and is structured to drive financial and operational performance and long-term shareholder value creation.

*

”Constant dollar” amounts exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of “reported” amounts in accordance with U.S. GAAP to constant currency amounts are presented in the supplemental financial information included with the earnings press release for the fourth quarter of fiscal 2023 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2023.

Impact of Fiscal 2023 Performance on Incentive Payouts

Given our overall financial performance in fiscal 2023, the Talent and Compensation Committee (the “Committee”) determined that VF’s performance against pre-established enterprise financial metrics under VF’s Annual Incentive Plan (“AIP”) for fiscal 2023, which was weighted 80% for our executives, resulted in no payout for those enterprise financial metrics. In assessing the remaining 20% weighting of Individual Strategic Objectives under VF’s fiscal 2023 AIP, which focused on People (talent, inclusion, diversity, and equity), Purpose (environmental and social), Culture (employee engagement and high performance culture) and Governance (risk management, behavior, ethics) goals, as well as each executive’s area of accountability, the Committee determined to assess payouts for our NEOs based on financial performance of their areas of accountability only, because VF performed below the minimum pre-established financial thresholds for the VF enterprise financial metrics. Thus, the Committee awarded a payout under the fiscal 2023 AIP only to Mr. Scabbia Guerrini and Ms. Otto to recognize the financial performance of their areas of accountability. Messrs. Puckett and Bailey did not receive any payouts under the fiscal 2023 AIP due to the overall lagging performance results for their areas of accountability. Mr. Dorer was not eligible to participate in the AIP due to the transitional nature of his role as Interim CEO, and Mr. Rendle forfeited any AIP payout as a result of his retirement. The performance payout under VF’s Mid-Term Incentive Plan (“MTIP”) for the fiscal 2021-2023 performance period was at 3% of target. Details of performance achieved against fiscal 2023 AIP goals can be found on page 37 and on page 39 for fiscal 2021-2023 MTIP goals.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

CEO Target and Realizable Compensation

In the above graphic for Mr. Rendle, “Target Total Compensation” includes base salary, target annual incentive, and target long-term incentive award values (performance-based restricted stock units (“PRSUs”) and stock options), and for fiscal 2023, includes base salary paid through Mr. Rendle’s retirement on December 2, 2022, a target bonus amount of 200% of salary in effect through his retirement date, and his target long-term incentive award value. In the above graphic for Mr. Rendle, “Realizable Compensation” includes actual base salary received, actual annual incentive, actual PRSU payout for fiscal 2021, target PRSU payout for fiscal 2022, and the intrinsic value of stock options. All equity is valued using the $22.91 closing market price of VF’s Common Stock on March 31, 2023, the last trading day of VF’s fiscal 2023.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Mr. Rendle retired as our President, CEO and Chair of the Board on December 2, 2022. As a result of his retirement, Mr. Rendle forfeited any payouts with respect to the fiscal 2023 AIP and fiscal 2023-2025 MTIP award opportunities. The stock options granted to Mr. Rendle in fiscal 2023 were also forfeited. As a result, Mr. Rendle’s fiscal 2023 realizable compensation was $943,562, which represents approximately 8% of his fiscal 2023 “total compensation” of $11,485,534 as shown in the Summary Compensation Table on page 49, a decrease of $10,541,972.

In the above graphic for Mr. Dorer, “Target Total Compensation” includes pro-ration of annualized base salary, and target long-term incentive award value (time-based restricted stock units (“RSUs”)), and “Realizable Compensation” includes actual base salary received and the fiscal year-end value of his outstanding RSUs, including dividend equivalents. All equity is valued using the $22.91 closing market price of VF’s Common Stock on March 31, 2023, the last trading day of VF’s fiscal 2023.

Mr. Dorer was appointed Interim CEO on December 2, 2022. Due to the transitional nature of his role, the Committee approved an annual base salary of $1,300,000 and a time-vesting RSU award with a grant date fair value of $2,000,000. Fifty percent of the award vested on June 2, 2023 and the remaining 50% of the award will vest on December 2, 2023, subject to Mr. Dorer’s continued employment through such date. Time-vesting RSUs were selected as the appropriate equity vehicle, based on the expectation that Mr. Dorer would return to being a non-employee director following his Interim CEO service. The Committee also determined that Mr. Dorer would not participate in our AIP or MTIP for fiscal 2023.

VF’s Compensation Principles

Our executive compensation program is designed to align our executives’ interests with those of shareholders, based on the following core principles:

Pay for Performance

•  A significant portion of each executive’s total direct compensation is at-risk, subject to fluctuation based on VF’s financial performance and individual performance(1)

•  The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation

Alignment with Business Strategy	• Incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals aligned with VF’s annual and long-term business plan and strategic priorities

Shareholder Value Creation	• Pay is directly linked to the achievement of short-term and long-term performance goals designed to foster the creation of sustainable long-term shareholder value

Market Competitive Pay

•  We provide market-competitive programs that enable VF to attract and retain highly talented individuals

•  Competitive external peer group data (described on page 46) (the “Peer Group Data”) are used to establish target total direct compensation for each NEO

Delivery of Individual Strategic Objectives

•  Individual goals and metrics focus on progress against key enterprise, brand and/or regional transformational programs, portfolio/function optimization, People (talent, inclusion, diversity, and equity), Purpose (environmental and social), Culture (employee engagement and high performance culture) and Governance (risk management, behavior, ethics) goals applicable to each executive’s area of accountability

•  All individual performance goals are approved by the Committee and structured around key drivers of VF’s strategic growth plans and value creation model

(1)	Except for Mr. Dorer in his role of Interim CEO, as described above

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Fiscal 2023 Key Compensation Program Designs

For fiscal 2023 the Committee made design changes to VF’s Annual Incentive Plan and the Long-Term Incentive Plan outlined below to both simplify and drive a re-focus on absolute performance while still maintaining a direct link to relative performance through Total Shareholder Return (“TSR”), and align executives with our short- and long-term strategic priorities, which support long-term shareholder value creation.

FISCAL 2023 KEY COMPENSATION PROGRAM DESIGNS

Annual Incentive Plan

Aligned weighting on metrics that measure top line growth, bottom line profitability, and individual performance

•   Returned to an absolute performance metric for Total Revenue goal

•   Replaced the Net Income goal with an Operating Income goal to emphasize importance of profit delivery and enhance line of sight for all participants

•   Eliminated Free Cash Flow Metric and measurement of Net Revenue from any acquired business

•   Kept maximum payout opportunity of 200%

Long-Term Incentive Plan

The following changes were made to the PRSUs

•   Two equally-weighted core metrics to be measured over three fiscal years: Revenue CAGR and Gross Margin Percentage Expansion

•   Returned to use of TSR against the S&P 500 Consumer Discretionary Index companies as a modifier to core performance results

Fiscal 2024 Compensation Program Design

Taking into consideration VF’s growth and transformation strategies, our value creation model, and strong governance practices, and in consultation with our independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”), we reviewed our compensation programs during fiscal 2023. Following such review, the Committee made design changes to VF’s AIP for fiscal 2024 to encourage a continued focus on near-term and long-term priorities to drive shareholder value creation.

The Committee changed the weightings of AIP elements so that 50% of the total award focuses on VF Enterprise Metrics, which continue to be split evenly between Total Revenue and Operating Income (unchanged from fiscal 2023), 30% of the award focuses on financial objectives based on each NEO’s individual area of accountability and 20% of the award focuses on a VF Enterprise Scorecard applicable to each NEO equally and measured against pre-set objectives organized around three central pillars key to our short-term strategic priorities: Strategy, Operations and People.

Our PRSUs will continue to be measured on two pre-set growth targets measured over a three-year period, based on VF’s three-year Revenue CAGR (50% weighting) and VF’s three-year Gross Margin Percentage Expansion (50% weighting). PRSUs will be modified by VF’s TSR for the three-year performance period against the TSR of the S&P 500 Consumer Discretionary Index companies.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our Governance Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking. Below we highlight key compensation practices that we have implemented in our compensation program to promote the interests of shareholders and ensure responsible compensation and governance practices:

WHAT WE DO

Annual “say-on-pay” advisory vote for shareholders, with robust engagement outreach to understand and respond to feedback	Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics

Alignment of executive compensation with shareholder returns through equity ownership and equity-based awards	Robust stock ownership guidelines for executives

Long-term incentive compensation tied to VF’s TSR relative to S&P 500 Consumer Discretionary Index companies	Clawback provisions for cash and equity performance-based compensation

“Double trigger” required for severance under change-in-control agreements and for accelerated vesting of equity awards	Compensation consultant to the Committee is independent and free of conflicts of interest

WHAT WE DO NOT DO

No excise tax gross-up payments	No back dating or re-pricing of stock options and stock appreciation rights

No hedging or pledging of VF Common Stock	No employment agreements for U.S.-based executive officers

None of the NEOs have contractual rights to receive separation payments if they terminate their employment or are terminated with or without cause prior to a change in control of VF

End of Executive Summary

2022 Say-on-Pay Results and Shareholder Engagement

At our 2022 Annual Meeting, the advisory say-on-pay proposal received approximately 61% support of the votes cast. Following the 2022 Annual Meeting, we conducted a director-driven extensive shareholder engagement effort, paying particular attention to investors’ concerns regarding our executive compensation program, the alignment between pay and performance and our incentive compensation metrics.

We invited our top 17 shareholders, representing over 59% of outstanding shares, to engage and share their perspectives with us. Our engagement team, comprised of our Chair of the Talent and Compensation Committee and management representatives from our legal, investor relations, human resources and ESG teams, met with 10 shareholders representing over 40% of outstanding shares. Our Chair of the Talent and Compensation Committee participated in many of those meetings, including with six of our largest shareholders representing over 69% of shares held by shareholders who engaged with us during the 2022 fall and winter engagement season. We also engaged with representatives from Institutional Shareholder Services (ISS) to gain their perspective on matters highlighted in their proxy analysis published in advance of our 2022 Annual Meeting.

In our engagement meetings, we discussed with our shareholders, among other topics, reasons for voting against our executive compensation program, pay and performance alignment, incentive compensation metrics, strategic objectives under the AIP, and the use of special equity awards.

A majority of shareholders we met with were generally supportive of our approach to executive compensation and noted favorably the removal of the acquisition modifier to the AIP bonus, our continued use of the three-year performance period in our long-term performance awards and sustainability goals incorporated into our AIP program design.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

While shareholders had diverse and sometimes opposing views on various aspects of our executive compensation program, below is a summary of the key feedback themes we heard and the response of the Talent and Compensation Committee:

TOPIC	FEEDBACK	OUR RESPONSIVE ACTIONS AND PERSPECTIVE
Pay and Performance Alignment	Some shareholders wanted to see a greater alignment between our executive pay and shareholder returns

•  For fiscal 2023, considering below-threshold performance under the VF enterprise financial metrics, the Talent and Compensation Committee determined to assess Individual Strategic Objectives payouts for NEOs who participated in the fiscal 2023 AIP based solely on financial performance of their areas of accountability, and disregarded our People, Purpose, Culture and Governance goals. Only two out of four NEOs who participated in the fiscal 2023 AIP received payouts on the 20% portion of their overall 2023 AIP award opportunity applicable to Individual Strategic Objectives – and those payouts were below target. None of our NEOs who participated in the 2023 AIP received payouts on the 80% portion of their overall 2023 AIP award opportunity applicable to VF enterprise financial metrics.

•  PRSUs for the FY2021-FY2023 performance period, consistent with the experience of our shareholders over the same period, were earned at 3% of target.

•  Our former CEO’s fiscal 2023 realizable compensation, as calculated beginning on page 26, represented approximately 8% of the total compensation reported in the Summary Compensation Table.

•  All financial performance metrics under our long-term incentive plan continue to be measured on an absolute basis (with the exception of VF TSR which will continue to be measured against the S&P 500 Consumer Discretionary Index companies) consistent with our focus on driving business growth and aligning executive compensation with shareholder experience.

•  For fiscal 2024, we set total target direct compensation around the median of our peer group for each NEO, except in certain circumstances we have set target direct compensation below the median for officers relatively new to their role.

Performance Metrics and Compensation Elements Disclosure	Some shareholders expressed a preference to see more detailed disclosure around our performance metrics and goals, and the use of special equity awards

•  We further enhanced disclosure of our compensation elements in this proxy statement, including rationale around special equity awards and the compensation decisions relating to management transitions that occurred in fiscal 2023.

•  Our fiscal 2024 AIP design will include a scorecard applicable to all members of our Executive Leadership Team equally, including our NEOs, comprised of objective, measurable goals focused on VF’s key performance drivers of Strategy, Operations and People. We will continue to enhance disclosure of our compensation elements in the future.

Performance Metrics Selection	Some shareholders shared views that we consider the use of capital efficiency incentive metrics such as free cash flow or return on invested capital

•  Our fiscal 2024 AIP design will include a free cash flow metric for one of our NEOs for whom such a metric is the most relevant.

•  The Committee will continue to consider appropriate performance metrics for the incentive program design in the future.

Feedback from our shareholders is a critical part of VF’s and the Committee’s approach to designing our executive compensation program. Our proactive shareholder engagement program is described in “Corporate Governance at VF – Shareholder Outreach and Engagement” above. We provided an open forum to each shareholder to discuss and comment on any aspects of VF’s executive compensation program or ESG matters. The Committee remains committed to understanding and being responsive to shareholder feedback.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Compensation Programs

The fundamental philosophy of our executive compensation programs is to pay for performance, through the alignment of our executives’ pay to the achievement of short- and long-term business strategies of VF.

Our programs are designed to balance fixed and performance-based compensation components and incentivize responsible achievement of multiple operating goals over one- and three-year periods. For the purpose of valuing total direct compensation, the performance-based elements are valued at their grant date at target levels. Such awards also provide for above- and below-target payout levels and thereby directly motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved. No awards will be earned if a minimum threshold level of performance is not achieved.

Components of our Programs for Fiscal 2023

TYPE	COMPONENT	TERMS	OBJECTIVE	PERFORMANCE/ VESTING PERIOD
Fixed Compensation	Annual Base Salary – Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A
Performance- Based Compensation	Annual Incentive Awards – Cash	• Variable, performance-based cash compensation earned based on achieving pre-established annual goals • Annual payouts range from 0% to 200% of the targeted incentive opportunity	• Link compensation to annual operating and strategic performance objectives	One Year
Long-term Equity Incentive Awards – PRSUs – Weighted 50% of Total Long-Term Equity Incentives

•   Variable, performance-based equity compensation earned based on achieving pre-established financial goals and relative TSR over a three-year performance period

•   Payouts range from 0% to 200% of the targeted incentive opportunity based on financial performance (further modified up to +/- 25% based on the relative TSR modifier)

•   Generally vest at the end of the three-year performance period

•   Dividend equivalent units accumulate during the vesting period and are only paid on earned shares

•   Paid in shares of VF Common Stock upon vesting

			• Link rewards to long-term operating performance and relative TSR • Link rewards to shareholder value creation through stock price growth • Aid in retention	Three Years
	Long-term Equity Incentive Awards – Stock Options – Weighted 50% of Total Long-Term Equity Incentives	• Generally vest one third each year for three years, with each vesting occurring on the anniversary of the grant date • Expire after ten years • Granted at fair market value	• Link rewards to shareholder value creation through stock price growth • Aid in retention	Up to Ten Years

In establishing the components of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawback potential and VF’s trading policies. After performing this analysis, the Committee has concluded that the program does not promote excessive or unnecessary risk-taking.

Fiscal 2023 Management Transitions and Fiscal 2023 Compensation Decisions

The following information relates to key management transitions occurring in fiscal 2023 and related compensation decisions, as well as VF’s fiscal 2023 compensation program as applicable to the NEOs.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

MR. RENDLE’S RETIREMENT

On December 2, 2022, Mr. Rendle retired as President and CEO and Chair of the Board. In connection with Mr. Rendle’s retirement, Mr. Rendle received compensation in the amounts specified under his existing arrangements for retirement, including base salary through December 2, 2022 and his benefits under VF’s pension and deferred compensation plans that were vested as of such date. Under those arrangements, Mr. Rendle forfeited his fiscal 2023 equity awards, and he was not eligible for any fiscal 2023 payout under our AIP. In connection with Mr. Rendle’s retirement and pursuant to the protective covenants agreement applicable to all VF officers since 2018, Mr. Rendle is eligible to receive an amount equal to his base salary for the duration of the one-year non-competition covenant, payable bi-weekly so long as he does not breach the non-competition covenant applicable to him. Mr. Rendle’s compensation for fiscal 2023 is reflected in the Summary Compensation Table on page 49.

MR. DORER’S APPOINTMENT TO INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Immediately following the retirement of Mr. Rendle, Mr. Dorer, the Lead Director of our Board, was appointed as our Interim CEO effective December 2, 2022. In consideration for Mr. Dorer’s service as Interim CEO while the search for a permanent CEO is ongoing, the Board approved an annual base salary of $1,300,000 and a time-vesting RSU award with a grant date fair value of $2,000,000. Fifty percent of the RSU award vested on June 2, 2023 and the remaining 50% of the RSU award will vest on December 2, 2023, subject to Mr. Dorer’s continued employment. Time-vesting RSUs were selected as the appropriate equity vehicle, based on the expectation that Mr. Dorer would return to being a non-employee director following his Interim CEO service. During his service as our Interim CEO, Mr. Dorer also receives corporate housing near VF’s global headquarters in Denver, Colorado and commuting benefits between his home in California and Denver. Mr. Dorer’s compensation for fiscal 2023 is reflected in the Summary Compensation Table on page 49. While Mr. Dorer continues to serve as a member of our Board, he does not receive any compensation in addition to his regular employment compensation for service on the Board and attendance at meetings of the Board or any of its committees.

MS. OTTO’S APPOINTMENT TO GLOBAL BRAND PRESIDENT, THE NORTH FACE

Ms. Otto’s appointment to Global Brand President, The North Face effective May 31, 2022 was part of VF’s succession plan in response to Steve Murray’s planned retirement on June 30, 2022. Ms. Otto’s compensation package includes an annual base salary of $625,000, a cash sign-on bonus of $500,000, payable in two installments (one in fiscal 2023 and one in fiscal 2024), an AIP target of 100% of base salary, pro-rated as of her employment start date, a long-term incentive plan award with a target value of $1,000,000, a one-time increase to her long-term incentive plan target award of $1,000,000 (resulting in a fiscal 2023 target long-term incentive plan award with a target value of $2,000,000), and a time-vesting restricted stock award with a grant date fair value of $2,500,000. The restricted stock award will vest in four equal tranches at each of the next four anniversaries of the grant date, as long as she remains employed by VF at the applicable vesting date, subject to certain other terms and conditions. The one-time increase to her fiscal 2023 long-term incentive plan target award and the grant of the restricted stock award was intended to compensate Ms. Otto for awards that she forfeited from her prior employer upon accepting our employment offer. Ms. Otto’s compensation for fiscal 2023 is included in the Summary Compensation Table on page 49.

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Compensation Discussion and Analysis

FISCAL 2023 COMPENSATION DECISIONS

For fiscal 2023, the portions of target total direct compensation for each of the compensation elements for the NEOs were as follows. Mr. Dorer’s target compensation mix reflects the transitional nature of his appointment as our Interim CEO and consists of base salary and time-vesting RSUs. The Committee determined that Mr. Dorer would not participate in our AIP nor receive any long-term performance-based incentive compensation. Ms. Otto’s target compensation mix excludes a cash sign-on bonus, a sign-on restricted stock award and a one-time increase to her long-term incentive award target in fiscal 2023, which was intended to compensate Ms. Otto for incentive-based awards that she forfeited from her prior employer upon accepting our employment offer. Messrs. Bailey and Scabbia Guerrini’s target compensation mix excludes the special equity awards granted to them, as described below in the section entitled “Elements of Compensation – Retention and Special Awards.”

ELEMENTS OF COMPENSATION

BASE SALARY

Base salary is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is intended to be targeted around median salary levels for equivalent executive positions at companies in the compensation peer group (as described on page 46, the “Peer Group”). The Committee believes that a base salary targeted around comparable median salary levels within the Peer Group provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Individual salaries for the NEOs are reviewed by the Committee annually, as well as at the time of a promotion or other changes in responsibilities. Each NEO is evaluated annually based on several components: key job responsibilities, key accomplishments and performance against annual goals and objectives. The resulting performance evaluations are presented to the Committee to be used in assessing each component of total compensation for each NEO.

Annual base salary increases for each NEO are based on (i) individual specific characteristics, including tenure in position and an assessment of the individual’s performance, (ii) the range around the median comparable salary of the Peer Group for the individual’s position, and (iii) VF’s overall merit increase budget for salaries. In addition, the Committee considers substantial increases in an executive’s responsibilities in setting base salary increases. Generally, base salaries of the NEOs are approved by the Committee and, in the case of the CEO’s base salary, approved by the full Board.

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Compensation Discussion and Analysis

Fiscal 2023 Base Salary Decisions

For fiscal 2023, the Committee reviewed the base salaries for our NEOs and made adjustments effective April 1, 2022, excluding (i) Mr. Rendle, our former CEO, whose salary remained unchanged from fiscal 2022 to fiscal 2023, (ii) Ms. Otto, who was appointed to the position of Global Brand President, The North Face on May 31, 2022 and (iii) Mr. Dorer, who was appointed to the position of Interim CEO on December 2, 2022. Annual base salary rates for the NEOs for fiscal 2022 and fiscal 2023 are set forth below. The Committee approved increases to Messrs. Puckett, Bailey and Scabbia Guerrini’s base salary to align their fixed compensation more closely around the median comparable salary of the Peer Group for similar executive positions.

EXECUTIVE	FY2022 BASE SALARY	FY2023 BASE SALARY	% CHANGE vs FY2022 BASE SALARY RATE

Mr. Dorer(1)	n/a	$1,300,000	n/a

Mr. Puckett	$ 600,000	$ 700,000	16.7%

Mr. Bailey	$ 630,000	$ 700,000	11.1%

Mr. Scabbia Guerrini(2)	CHF 679,456	CHF 730,000	7.4%

Ms. Otto(3)	n/a	$ 625,000	n/a

Mr. Rendle(4)	$1,400,000	$1,400,000	0.0%

(1)	Mr. Dorer’s salary was effective December 2, 2022 as of his appointment as Interim CEO.

(2)	Mr. Scabbia Guerrini’s salary is denominated and paid in Swiss Francs.

(3)	Ms. Otto’s salary was effective May 31, 2022 as of her appointment as Global Brand President, The North Face.

(4)	Mr. Rendle retired as President and CEO and Chair of the Board on December 2, 2022.

ANNUAL INCENTIVE AWARDS

VF maintains the AIP as a cash incentive plan for the NEOs. The AIP focuses executive attention on annual VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan and strategic priorities. The AIP framework also applies to all eligible participants, including employees who are not NEOs, and payouts as a percentage of target for all eligible participants are aligned with such payouts for the NEOs.

The Committee used the competitive external Peer Group Data described below to assist it in establishing targeted awards for each NEO under the AIP. The Committee establishes each NEO’s targeted annual incentive opportunity under the AIP after consideration of compensation data and the recommendations of the CEO (with respect to the NEOs other than the CEO) and the Committee’s independent consultant. The Committee also makes a general assessment as to the relative amounts of annual incentives for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.

The annual cash incentive targets from fiscal 2022 to fiscal 2023 for the NEOs, as well as the fiscal 2023 payout range, are set forth below (except for Mr. Dorer who did not participate in the AIP in fiscal 2023 due to the interim nature of his employment):

EXECUTIVE	FY2022 ANNUAL CASH INCENTIVE TARGET AS % OF ANNUAL BASE SALARY(1)	FY2023 ANNUAL CASH INCENTIVE TARGET AS % OF ANNUAL BASE SALARY(2)	FY2023 PAYOUT % OPPORTUNITY

Mr. Puckett	100%	100%	0 – 200%

Mr. Bailey	100%	100%	0 – 200%

Mr. Scabbia Guerrini	100%	100%	0 – 200%

Ms. Otto(3)	n/a	100%	0 – 200%

Mr. Rendle(4)	200%	200%	0 – 200%

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Compensation Discussion and Analysis

(1)

In fiscal 2022 the Committee took steps to convert incentive targets previously expressed as lump sum amounts to a percentage of base salary. In addition, the Committee aligned those percentages of base salary utilizing the Peer Group Data.

(2)	The target award amounts are set forth in the 2023 Grants of Plan-Based Awards table below.

(3)	Ms. Otto’s Annual Incentive Target rate of 100% of base salary was effective May 31, 2022 in connection with her appointment to Global Brand President, The North Face.

(4)	Due to his retirement effective December 2, 2022, Mr. Rendle was not eligible for a fiscal 2023 AIP payout pursuant to the terms of the AIP.

Fiscal 2023 Performance Goals and Metrics

Under the AIP, performance goals are set each year by the Committee. Taking into consideration the continued impact of the COVID-19 pandemic on our business, primarily driven by zero-tolerance policies in China and supply chain disruptions in other Asian countries, counter-balanced by stronger consumer sentiment and increased retail foot traffic in other countries in spite of inflation concerns, for fiscal 2023 the Committee made changes to VF’s compensation programs as described below. Changes made to VF’s AIP performance goals for fiscal 2023 were made to both simplify and drive a focus on absolute performance. VF’s Mid-Term Incentive Plan continues to maintain a direct link to relative performance through TSR. The emphasis on absolute financial goals focused on revenue, operating income, and gross margin, coupled with TSR linkage, aligns executives with our short and long-term strategic priorities, which support long-term shareholder value creation.

Fiscal 2023 Performance Goals

In summary, the Committee chose the following absolute goals as the most impactful drivers of VF’s strategic growth plans and its return to business and earnings growth for fiscal 2023:

FISCAL 2023 GOAL	EXPLANATION	RATIONALE

Total Revenue(1)	Measures VF’s total revenue performance against absolute targets set in relation to VF’s fiscal 2023 financial plan.	Key measure of top line growth.
Operating Income(2)	Measures profit from business operations.	Indicates profitability of the company.

Individual Strategic Objectives	Individual goals and metrics focused on progress against key enterprise, region and/or brand transformational programs, portfolio/function optimization, People (talent, inclusion, diversity, and equity), Purpose (environmental and social), Culture (employee engagement and high performance culture) and Governance (risk management, behavior, ethics) goals applicable to each executive’s area of accountability.	Performance goals approved by the Committee structured around key drivers of VF’s strategic growth plans and value creation model.
EMEA and Emerging Brands Goals – Total Revenue and Operating Income Ratio(3)	Measures EMEA and Emerging Brands total revenue and operating income ratio performance against absolute targets set in relation to VF’s fiscal 2023 financial plan.	Key measure of top line growth and profitability for a region and brands critical to VF’s strategic growth plans and value creation model.

Global The North Face® Goals – Total Revenue, Gross Margin Ratio and Operating Income Ratio(4)	Measures The North Face® total revenue, gross margin ratio and operating income ratio performance against absolute targets set in relation to VF’s fiscal 2023 financial plan.	Key measure of top line growth and profitability for a brand critical to VF’s strategic growth plans and value creation model.

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Compensation Discussion and Analysis

(1)

Total Revenue is based on VF’s continuing operations and is measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2023 financial plan at the time the Committee set the targets.

(2)

Operating Income is based on VF’s continuing operations and reflects the impact of non-GAAP adjustments, which during fiscal 2023 include (i) noncash impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset, (ii) costs related to VF’s business model transformation, primarily driven by Corporate actions and resulting restructuring costs, and a transformation initiative for our Asia-Pacific regional operations, and (iii) transaction and deal related activities associated with the acquisition of the Supreme® brand. Operating Income is also measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2023 financial plan at the time the Committee set the targets.

(3)	These performance objectives were applicable to Mr. Scabbia Guerrini, as further described under “Performance Against Individual Strategic Objectives” in this section.

(4)	These performance objectives were applicable to Ms. Otto, as further described under “Performance Against Individual Strategic Objectives” in this section.

The Committee established target performance goals as described below to determine the actual payouts to the executives. While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the AIP reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

As shown in the chart below, the Committee aligned the performance goals for all NEOs based on VF Enterprise goals and Individual Strategic Objectives. As it does each year, the Committee chose weightings that are intended to strike an appropriate balance between aligning each executive’s individual objectives with VF’s overall corporate objectives while holding the executive accountable for performance in the executive’s particular area of responsibility.

As a key differentiating part of VF’s operating model, our regionally and/or brand based NEOs each drive enterprise financial results and strategic priorities beyond their direct region/brand area(s) of accountability. They bring the unique capability to transition from one leadership role to another, operating with both an enterprise and region or brand mindset. For this reason, for fiscal 2023 the Committee made the decision to hold all NEOs accountable to VF Enterprise performance goals, recognizing their significant impact on overall VF operating results. In May 2022, the Committee set target performance goals for fiscal 2023 for the NEOs after considering criteria and weightings recommended by management as well as advice from the Committee’s independent consultant. Ms. Otto’s weightings and individual strategic objectives were approved by the Committee following her appointment as Global Brand President, The North Face. Due to the transitional nature of Mr. Dorer’s appointment as Interim CEO on December 2, 2022, the Committee did not grant Mr. Dorer an award opportunity under the AIP and therefore did not set performance goals for purposes of the AIP for Mr. Dorer.

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Compensation Discussion and Analysis

The objectives for the VF Performance Targets and each component of the objectives:

(1)

exclude the effects of adjustments related to impairment charges, pension curtailment or settlement charges, restructuring charges, other extraordinary items or non-recurring items, and required changes in accounting policies,

(2)	are calculated based on continuing operations, and

(3)

using the Company’s long-standing methodology, exclude any difference between actual foreign exchange rates and the foreign exchange rates used in VF’s fiscal 2023 financial plan at the time the Committee set the targets.

The performance targets were set in alignment with VF’s strategy to deliver consistent, profitable growth that provides sustainable, long-term returns for VF’s shareholders while considering the shorter-term reality of continuing global industry disruption as a result of the impact of COVID-19 on the global economy and VF’s business. The targets reflected a number of factors, including the impacts of recent acquisitions and planned synergies, VF’s strategic growth plan and value creation model and long-term commitments to our shareholders as outlined in our strategic 2023 plan.

Fiscal 2023 Performance Summary

In determining the payout for fiscal 2023 performance, the Committee considered achievement against all pre-set enterprise and individual strategic goals as applicable to each NEO as described above. Our overall financial performance against our performance goals, weighted at 80%, was below the performance payout threshold and resulted in zero payout for VF Enterprise Goals in fiscal 2023.

The following chart provides a summary of performance against each enterprise goal as applied for each continuing NEO(1):

(1)	Mr. Rendle was not eligible for a fiscal 2023 AIP award payout and Mr. Dorer did not participate in the fiscal 2023 AIP.

Performance Against Individual Strategic Objectives

The individual strategic objectives, weighted at 20%, are established by the Committee at the beginning of the fiscal year. The strategic objectives are focused on the following goals, as well as each executive’s area of accountability:

•	People (talent, inclusion, diversity, and equity),

•	Purpose (environmental and social),

•	Culture (employee engagement and high performance culture), and

•	Governance (risk management, behavior, ethics).

While the Committee considered our executives’ achievements against the People, Purpose, Culture and Governance goals, the Committee also reviewed each executive’s role-specific business outcomes compared to the financial plans set for each region or business at the beginning of the fiscal year.

Considering the below-threshold performance under the VF enterprise financial metrics, the Committee determined to assess Individual Strategic Objectives payouts for NEOs who participated in the AIP based solely on financial performance of their areas of accountability, and disregarded our People, Purpose, Culture and Governance goals. As a result, the Committee determined that Messrs. Puckett and Bailey would not receive any payout from their Individual Strategic Objectives due to the overall lagging performance results of VF and Vans®, respectively.

The Committee awarded Mr. Scabbia Guerrini and Ms. Otto a payout of 87.8% and 95.2%, respectively, for their Individual Strategic Objectives. The payouts to Mr. Scabbia Guerrini and Ms. Otto were calculated based entirely on the financial performance of the regions or businesses for which they were accountable during fiscal 2023. For Mr. Scabbia Guerrini, the Committee assessed the revenues and operating income ratio for the EMEA region and the Emerging Brands business against the financial plans set at the beginning of the fiscal year. The Committee determined that Mr. Scabbia Guerrini would not be assessed for APAC performance due to the truncated period for which he was

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

accountable for the region. For Ms. Otto, the Committee assessed the revenue, gross margin ratio and operating income ratio for The North Face® business against the financial plan set at the beginning of the fiscal year. Due to Ms. Otto’s assumption of leadership over The North Face® brand partway through fiscal 2023, the Committee determined that Ms. Otto’s Individual Strategic Objectives should focus exclusively on the brand’s fiscal 2023 financial plan rather than People, Purpose, Culture and Governance goals. Mr. Rendle was not eligible for a fiscal 2023 AIP award payout due to his retirement in December 2022 and Mr. Dorer did not participate in the fiscal 2023 AIP.

The following chart provides a summary of performance against Mr. Scabbia Guerrini and Ms. Otto’s Individual Strategic Objectives. We have not provided the performance results for the Gross Margin and Operating Income Ratio goals for the regions and brands as we do not publicly disclose those financial metrics, and we believe that providing such information could result in substantial competitive harm.

Performance achievement is applied to each NEO’s weighting with overall performance results and earned annual incentives shown in the table below. Amounts may vary slightly due to rounding.

(1)	Ms. Otto’s fiscal 2023 earned annual incentive award was calculated on a pro-rata basis for her time in her role in fiscal 2023.

The payments made to the NEOs under the AIP are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

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Compensation Discussion and Analysis

PERFORMANCE-BASED RESTRICTED STOCK UNITS

Under the MTIP, executives are awarded PRSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year cycles. PRSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. PRSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF Common Stock. In addition, through three-year performance periods, this component of the program is designed to create an incentive for individual executives to remain with VF. Dividend equivalents are paid on the shares actually paid out under the MTIP (no dividend equivalents are paid on any portion of the MTIP award not earned). At the payout date, the cash value of dividend equivalents is converted into additional shares.

Fiscal 2021 – 2023 Performance-Based Awards and Results

In July 2020, the Committee established the following three-year performance goals (except for the TSR goal which is measured for the period noted below) for the MTIP based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

FY2021-2023 PERFORMANCE GOALS	WEIGHTING

3-Year Revenue CAGR vs Performance Peer Set	50%

3-Year TSR vs S&P 500 Consumer Discretionary Index*	50%

*	The TSR performance period for the fiscal 2021 award was from August 1, 2020 through March 31, 2023.

The following companies comprise the Performance Peer Set:

THE PERFORMANCE PEER SET

Adidas AG* Asics Canada Goose Holdings Inc. The Columbia Sportswear Company	Deckers Outdoor Corporation Gap, Inc.* Levi Strauss and Company* lululemon athletica, inc.*	Moncler S.p.A. Nike, Inc.* Puma SE PVH Corporation*	Ralph Lauren Corporation* Skechers USA, Inc. Under Armour, Inc.* Wolverine World Wide, Inc.

*	Also represents a Compensation Peer Group company for compensation data (see page 46 for additional information about the Compensation Peer Group).

For purposes of measuring relative business performance, the Committee chose the 16 apparel and/or footwear companies with which VF competes most for a share of consumer spending. Not all of the companies in the Performance Peer Set meet the size criteria (revenue and market capitalization) used in selecting the Compensation Peer Group as described on page 46, and are therefore excluded from the Compensation Peer Group on that basis.

Payout under the plan is calculated as follows:

The participant’s target number of PRSUs is multiplied by the payout percentage corresponding to the level of achievement against the three-year performance goals established at the beginning of the three-year performance cycle by the Committee (between 0% and 200% of the participant’s target award). The second component, a three-year Gross Margin Rate Improvement target, modifies performance by a maximum additional 25% or a maximum reduction of 25% on a straight-line interpolated basis.

As a result of including this growth performance metric modifier, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

In May 2023, in determining the results for the fiscal 2021-2023 performance period, the Committee considered achievement against the three-year performance goals (above) that were established in July 2020 for the performance cycle. The global uncertainty and disruption driven by the COVID-19 pandemic negatively impacted the first half of the performance cycle, resulting in below target achievement for Revenue growth relative to the Performance Peer Set. VF’s TSR for the performance period was below the 25th percentile of the S&P 500 Consumer Discretionary Index companies,

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

resulting in zero payout from this metric. During the same performance cycle, the Gross Margin Rate Improvement rate was below the threshold growth rate and therefore, a 25% reduction was applied to the performance result for a final payout of 3%.

The PRSU payout made in May 2023 for the 2021-2023 performance period is set forth on the 2023 Option Exercises and Stock Vested table below.

Fiscal 2022-2024 Performance Based Awards

For fiscal 2022, the Committee established the following three-year performance goals for the MTIP based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

FY2022-2024 PERFORMANCE GOALS	WEIGHTING

3-Year Revenue CAGR vs Performance Peer Set	50%

3-Year TSR vs S&P 500 Consumer Discretionary Index*	50%

*	The TSR performance period for the fiscal 2022 award is from April 1, 2021 through March 31, 2024.

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Compensation Discussion and Analysis

Payout under the fiscal 2022-2024 award cycle is calculated as follows:

The participant’s target number of PRSUs is multiplied by the payout percentage corresponding to the level of achievement against the three-year performance goals established at the beginning of the three-year performance cycle by the Committee (between 0% and 200% of the participant’s target award). The second component, a three-year Gross Margin Rate Improvement target, modifies performance by a maximum additional 25% or a maximum reduction of 25% on a straight-line interpolated basis.

(1)	Results will be calculated based on a straight-line interpolation between Threshold/Target/Maximum

(2)	+ /- percentage will be determined by interpolation with maximum +25% add-on and -25% maximum reduction

As a result of including this modifier, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

Fiscal 2023-2025 Performance Based Awards

For fiscal 2023, the Committee established the following three-year performance goals for the MTIP based on VF’s financial performance metrics (measured on an absolute basis) as well as a relative performance metric to further align executive compensation with shareholder value creation.

FY2023-2025 PERFORMANCE GOALS	WEIGHTING	RATIONALE

3-Year Revenue CAGR	50%	Metric that focuses on accelerated top-line growth and enhanced shareholder returns

3-Year Gross Margin Percentage Expansion	50%	Metric used to measure revenue growth and equity of VF’s brands

Payout under the fiscal 2023-2025 award cycle is calculated as follows:

The participant’s target number of PRSUs is multiplied by the payout percentage corresponding to the level of achievement against the three-year performance goals established at the beginning of the three-year performance cycle by the Committee (between 0% and 200% of the participant’s target award). The second component, a relative performance metric, will be based on VF’s TSR, as compared to the TSR generated by the S&P 500 Consumer Discretionary Index companies during the applicable three-year period. At the end of the three-year performance period, the payout for each participant will:

(i)	remain unchanged if VF’s TSR is between the 25th and 75th percentile of TSR of the S&P 500 Consumer Discretionary Index companies over the period,

(ii)

increase in the amount of 25% of the participant’s target award if VF’s TSR is greater than or equal to the 75th percentile of TSR of the S&P 500 Consumer Discretionary Index companies over the period, or

(iii)	decrease in the amount of 25% of the participant’s target award if VF’s TSR is equal to or below the 25th percentile of TSR of the S&P 500 Consumer Discretionary Index companies over the period.

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Compensation Discussion and Analysis

(1)	Results will be calculated based on a straight-line interpolation between Threshold/Target/Maximum.

(2)	The payout will be modified as described above.

As a result of including this relative performance metric, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

The PRSU target award amounts made to the NEOs for the fiscal 2023-2025 performance period are set forth in the 2023 Grants of Plan-Based Awards Table below. The grant-date fair value of the PRSU target awards for the three-year performance period beginning in each of fiscal 2021, fiscal 2022 and fiscal 2023 is reflected in the Stock Awards column of the Summary Compensation Table below.

STOCK OPTIONS

Stock options awarded under the 1996 Stock Compensation Plan, as amended and restated as of February 10, 2015 (the “Stock Plan”), are intended to align executives’ and shareholders’ interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to NEOs as a component of the target total direct compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that such continued vesting after retirement requires that the employee was employed by VF on the last day of the fiscal year in which the option was granted, as well as compliance with restrictive covenants in the event of retirement. In addition, in accordance with certain executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of VF, any unvested options are accelerated and become exercisable by the executive.

RETENTION AND SPECIAL AWARDS

Retention awards of restricted stock or RSUs are made by the Committee from time to time to attract key executives, particularly to compensate for forfeited awards from prior employment, and to encourage key employees in critical roles to remain engaged and employed with VF during challenging and uncertain times. Awards of restricted stock or RSUs for retention purposes under the Stock Plan are not part of regular annual compensation, and are not treated as part of total direct compensation. The Committee is committed to using retention and special awards sparingly, and only after thoughtful consideration of the circumstances, including the criticality of the key employee, the retentive value of the employee’s outstanding equity awards, and a fulsome review of all other regular compensation actions that are available to the Committee.

On August 2, 2022, the Committee granted Ms. Otto a special award of 55,879 shares of restricted stock that will vest 25% at each of the next four anniversaries of the grant date, so long as she remains employed by VF until the applicable vesting date. This award was made to compensate Ms. Otto for awards that she forfeited from her prior employer as a result of her decision to join VF as Global Brand President, The North Face.

In consideration for Mr. Dorer’s service as Interim CEO, the Board approved a time-vesting RSU award with a grant date fair value of $2,000,000. Fifty percent of the RSU award vested on June 2, 2023 and the remaining 50% of the RSU award will vest on December 2, 2023, subject to Mr. Dorer’s continued employment. Time-vesting RSUs were selected as the appropriate equity vehicle, based on the expectation that Mr. Dorer would return to being a non-employee director following his Interim CEO service. In addition, the unvested portion of Mr. Dorer’s RSU award will be prorated if his employment terminates prior to the remaining vesting date due to his resignation upon the appointment of a permanent President and Chief Executive Officer or his involuntary termination of employment not for cause. In the event of Mr. Dorer’s death or disability, the RSU award would fully vest.

On February 10, 2023, after consulting with the Committee’s independent consultant and the Interim CEO, the Committee granted Mr. Bailey an award of 26,198 RSUs, 50% of which will vest on February 10, 2025 and 50% of which will vest on February 10, 2027, so long as he remains employed by VF until the applicable vesting date (except that a pro

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

rata portion of the award would vest in the event of involuntary termination of his employment not for cause). The retention award to Mr. Bailey was approved by the Committee on account of Mr. Bailey’s critical responsibilities as Global Brand President, Vans®, one of VF’s largest brands, and the importance of assuring that the right executive, who had successfully led that brand previously, is retained in this vital role and to retain a key executive during a uniquely challenging and competitive market for talent. On March 6, 2023, after consulting with the Committee’s independent consultant and the Interim CEO, the Committee granted Mr. Scabbia Guerrini an award of 78,248 RSUs, 50% of which will vest on March 6, 2025 and 50% of which will vest on March 6, 2027, so long as he remains employed by VF until the applicable vesting date (except that a pro rata portion of the award would vest in the event of involuntary termination of his employment not for cause). The retention award to Mr. Scabbia Guerrini was approved by the Committee and is intended to incentivize Mr. Scabbia Guerrini for his increased responsibility for the APAC region, which is an important part of VF’s growth strategy, to recognize the importance of sustaining performance in EMEA and to retain a key executive during a uniquely challenging and competitive market for talent. For both Messrs. Bailey and Scabbia Guerrini, these special awards were further intended by the Committee to retain high-performing leaders of key VF brands and regions during a period of significant transition and uncertainty while the search for a permanent CEO is ongoing.

The size of the special RSU awards for each of Messrs. Bailey and Scabbia Guerrini was determined by the Committee following consideration of compensation data from VF’s Compensation Peer Group collected by the Committee’s independent compensation consultant, as well as the Committee’s assessment of each executive’s scope of accountability, relative importance to VF’s long-term strategy and the retentive power of each executive’s aggregate unvested equity awards. Each of the RSU awards granted to Messrs. Bailey and Scabbia Guerrini would vest in full if the executive’s employment termination is due to the executive’s death or disability and the full amount of such award would vest upon a termination of the executive’s employment within 24 months after a change in control of VF, either by VF not for cause or by the executive for good reason.

CASH SIGN-ON AWARDS

Cash sign-on awards are deployed in rare circumstances by the Committee to attract and compensate key executives to join VF and to compensate for incentives which they forfeit as a result of terminating their prior employment. These sign-on awards are used sparingly and paid over time. The Committee approved a $500,000 sign-on bonus to attract Ms. Otto to join VF. The first installment of $250,000 was paid to Ms. Otto shortly following her start date, and the second installment of $250,000 will be payable to Ms. Otto within 30 days of the anniversary of her start date, subject to her continued employment through such date. If Ms. Otto voluntarily resigns from VF within the first or second year of her employment with VF, she will be required to pay back the first or second installment of the bonus award, as applicable.

RETIREMENT AND BENEFIT PROGRAMS

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives.

Pension Benefits – VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004, including Mr. Puckett. The purpose of the Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan is discussed in further detail under the caption “Pension Benefits” within the “Executive Compensation” section. The Pension Plan was closed to new participants at the end of 2004. Effective December 31, 2018, the Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the Pension Plan (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Puckett and Rendle were the only NEOs who participated in the Pension Plan, and none of our other NEOs have ever participated in the Pension Plan. Mr. Rendle’s participation in the Pension Plan was terminated upon his retirement on December 2, 2022.

Supplemental Executive Retirement Plan (“SERP”) – Mr. Puckett participates in the SERP, which is an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”). The SERP was closed to new participants at the end of 2004.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Effective December 31, 2018, the SERP ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the SERP (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Puckett and Rendle were the only NEOs who participated in the SERP, and none of our other NEOs have ever participated in the SERP. Mr. Rendle’s participation in the SERP was terminated upon his retirement on December 2, 2022.

401k Plan – During fiscal 2023, U.S.-based NEOs were permitted to participate in the VF Retirement Savings Plan (the “401k Plan”). The 401k Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of VF. The 401k Plan is described in further detail under the caption “Nonqualified Deferred Compensation” within the “Executive Compensation” section.

Nonqualified Deferred Compensation – VF’s U.S.-based senior executives, including the U.S.-based NEOs, are permitted to defer compensation and receive a limited amount of matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Nonqualified Deferred Compensation” within the “Executive Compensation” section.

Mr. Scabbia Guerrini, who is not a U.S. resident, does not participate in VF’s Pension Plan, SERP, 401k Plan or Executive Deferred Savings Plan. His benefits are described in footnote 4 to the 2023 Pension Benefits Table within the “Executive Compensation” section.

Employee Benefits and Perquisites – VF provides a number of benefit plans to all eligible employees, including the NEOs. These benefits include programs such as medical, dental, life insurance and short- and long-term disability coverage and a merchandise discount on most VF products. We provide limited perquisites to our NEOs and generally do not view them as a significant element of our compensation program. NEOs are eligible for financial counseling, tax preparation services and an annual executive physical. VF provides our Interim CEO with use of VF’s aircraft to commute between his home in California to our global headquarters in Denver. The incremental cost to provide this benefit is included in the “All Other Compensation” column of the Summary Compensation Table below. In addition, for the duration of his employment as our Interim CEO, Mr. Dorer also receives corporate housing near our global headquarters in Denver. Due to the temporary nature of Mr. Dorer’s appointment as our Interim CEO, the Committee approved the use of VF’s aircraft and corporate housing by Mr. Dorer to allow his travel time to be used productively for VF and ensure availability to respond to business priorities from any location around the world, as well as minimize distractions for Mr. Dorer while he serves as our Interim CEO.

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Compensation Discussion and Analysis

The Compensation Process

Compensation Decision-Making Process – Roles and Responsibilities

THE TALENT AND COMPENSATION COMMITTEE

VF’s Talent and Compensation Committee is composed entirely of independent directors. The Committee annually reviews all components of the compensation program to confirm that they are necessary and appropriate to promote VF’s strategic objectives while considering the competitive marketplace for executive talent. In addition, pertaining to their compensation related roles and responsibilities, the Committee:

•   Reviews and approves VF’s goals and objectives relative to the Chief Executive Officer’s compensation, sets his or her compensation levels and formulates his or her compensation package

•   Annually reviews the performance of the Chief Executive Officer and reviews the evaluations of the other NEOs

•   Reviews and approves the ongoing compensation packages for the other NEOs (including base salary, annual and long-term incentives), ensuring a significant portion is performance-based

•   Approves annual and long-term incentive award payouts based on performance achieved relative to the pre-established performance targets

•   Confirms that total compensation paid to each executive officer is appropriate based on comparing the Company’s financial performance relative to the peer group as measured by financial metrics including total shareholder returns and operating performance

•   Reviews and establishes the peer group companies used as a reference to compare Company performance and executive officer compensation

•   Continually monitors external compensation practices that meet high governance standards and considers their implementation as appropriate – receives regular reports on such practices from its independent compensation consultant, reviews the analysis of the program by the leading proxy voting advisory firms, and receives feedback from VF shareholders through VF’s investor relations department

•   Considers the results of the vote by VF shareholders on the annual advisory “say-on-pay” proposal, along with feedback from related engagement, in connection with the discharge of its responsibilities

•   Reviews and approves executive compensation policies, such as share ownership requirements and prohibitions against pledging and hedging of VF shares

•   Performs Total Compensation Review to understand the amounts of all elements of the executives’ compensation

•   Annually reviews the dollar value to the executives and the cost to VF of all perquisites and other benefits, payout obligations under the Pension Plan and the SERP, aggregate balances under VF’s deferred compensation plans, and projected payout levels under several termination-of-employment scenarios, including termination with and without cause and termination after a change in control of VF

THE INDEPENDENT COMMITTEE CONSULTANT

The Committee retained Meridian as its independent compensation consultant to assist the Committee in accomplishing its objectives for fiscal 2023. Meridian is independent of VF, having no relationship with VF other than providing advisory services to the Committee. In reviewing Meridian’s independence, the Committee has considered the six factor test prescribed under NYSE rules. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant.

•   At the Committee’s instruction, independently prepare an analysis of compensation data relating to all NEOs

•   At the Committee’s request, a representative of the independent consultant attended all meetings and executive sessions of the Committee in fiscal 2023

•   Advises the Committee on current executive compensation practices that meet high governance standards, as well as current market trends, regulatory issues and developments related to executive compensation and director compensation

•   Advises the Committee on the relationship between Chief Executive Officer pay and performance

VF MANAGEMENT

As requested by the Committee, management is responsible for providing the independent consultant with information to facilitate its role in advising the Committee and preparing information for each Committee meeting.

•   The Chief Executive Officer and either the Executive Vice President, Chief Human Resources Officer or Vice President, Total Rewards generally attend Committee meetings, except the executive sessions that are held as part of each meeting

•   Work with the Committee Chair to prepare the agenda for each meeting

•   The Chief Executive Officer makes recommendations to the Committee regarding compensation for NEOs (other than himself or herself)

•   The Chief Executive Officer provides the Committee with a self-assessment based on achievement of the agreed-upon objectives and other leadership accomplishments

•   Provide information on VF’s strategic objectives to the Committee and make recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chief Executive Officer

•   In consultation with the independent consultant, recommend for the Committee’s consideration the Peer Group whose compensation data is used by the Committee, based on management’s knowledge of the publicly traded companies with which VF is most likely to compete for top executives

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

COMPETITIVE COMPENSATION TARGETS AND THE ROLE OF THE PEER GROUP

The Committee’s consultant and management each independently utilized the Peer Group Data to assist in establishing compensation targets for fiscal 2023.

•	The Peer Group Data was compiled utilizing publicly reported salary and go-forward salary levels and target levels of performance-based compensation available as of February 2022.

•

The Committee’s consultant utilized all data to recommend compensation targets for the Chief Executive Officer, and the Chief Executive Officer utilized the data to recommend compensation targets for the other NEOs.

In addition, the Committee utilizes the Peer Group to evaluate whether executive officer pay levels are reasonable on a relative basis.

PEER GROUP

The Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization), and meet a majority of several criteria, such as:

•	having significant (greater than 30%) non-US revenue,

•	having similar products and/or customers,

•	having a significant number of brands (at least 10, excluding licensed brands to the extent possible),

•	considering VF as a compensation peer,

•	being a frequent peer of peers being listed as a compensation peer in at least four other current peer companies, and

•	being a 2022 peer company identified by ISS, a leading independent proxy advisory firm.

The Committee reviewed the composition of the fiscal 2022 Peer Group and determined to make no changes to the Peer Group for fiscal 2023. The fiscal 2023 Peer Group constituent companies are grouped into the following business types:

The Committee sets target total direct compensation (base salary, target annual cash incentive awards and target annual long-term equity incentive award values) for senior executives generally around the median of the Peer Group Data, with targeted rigorous performance goals established by the Committee and the expectation that high performance results in upper quartile rewards. For fiscal 2023, the target total direct compensation was set in a reasonable range around the median of the Peer Group for each NEO.

Positioning total compensation at median is intended to retain top talent at a reasonable cost to VF as indicated by the available data, as well as to recognize each NEO’s relative experience to perform in his or her role. The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of market data, or outside the range under circumstances that justify a deviation. The Committee also considers historical compensation levels, relative

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Compensation Discussion and Analysis

compensation levels among VF’s senior executives, and VF’s corporate performance as compared to the performance of companies in the Peer Group. The Committee generally allocates between total cash compensation and equity compensation in a way intended to be competitive with the Peer Group. The Committee balances the elements of total direct compensation in this process.

OTHER COMPENSATION POLICIES AND PRACTICES

Executive Stock Ownership Guidelines

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five-year period, and then retain, shares of VF Common Stock having a market value ranging from two to six times current annual base salary, depending upon the position. The Chief Executive Officer, the other NEOs, and other senior executives are required to accumulate VF Common Stock having market values as follows:

Stock Ownership Guidelines

OFFICER	VF COMMON STOCK HAVING A MARKET VALUE OF

President and Chief Executive Officer	Six times annual base salary

Chief Financial Officer and Other NEOs	Three times annual base salary

Other Senior Executives	Two times annual base salary

An executive has five years to reach the target. If an executive’s guideline ownership level increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline ownership level begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household and the 401k Plan. No credit will be given for restricted stock, restricted stock units, or shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee. Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised; 50% of the after-tax vested time-vested restricted stock units; and 50% of the after-tax vested performance-based restricted stock units. As of April 1, 2023, all of the NEOs have met the guideline, except for Mr. Puckett, who is within the five-year period to achieve the guideline ownership level. At the time the Board appointed Mr. Dorer as Interim CEO, the Committee determined that Mr. Dorer would remain subject to the guideline ownership level applicable to non-employee directors, which guideline Mr. Dorer has met.

Change-In-Control Agreements

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including Messrs. Puckett, Bailey and Scabbia Guerrini, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section.

Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Code). During 2011, the Committee eliminated the gross up feature.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and restricted stock units, lump sum payments under the SERP, and continued life and medical insurance for specified periods after qualifying termination. Upon a change in control of VF, VF would also pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Board of Directors has adopted a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and PRSUs under the Stock Plan include provisions respecting such recovery, as does the AIP. We are currently working to update the policy to incorporate the additional requirements reflected in the new NYSE listing standards, which were mandated by the Dodd-Frank Act.

Policy Regarding Hedging or Pledging of VF Common Stock

The Board of Directors has adopted a policy prohibiting VF’s directors, executive officers named in this proxy statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VF securities (whether granted to the director or executive as part of the compensation of the director or executive or held, directly or indirectly, by the director or executive), transactions “hedging” the risk of ownership of VF securities and short sales of VF securities. In addition, VF’s directors, NEOs and certain other executives are prohibited from holding VF securities in margin accounts or pledging VF securities as collateral for loans.

Tax Considerations

Section 162(m) of the Code generally limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to certain executive officers, subject to a transition rule for compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date. When designing VF’s executive compensation programs, the Committee believes that it needs to consider all relevant factors that attract, retain and reward talent. The Committee has not adopted a policy requiring all compensation to be tax-deductible. Therefore, the Committee will continue to maintain the flexibility to award compensation that may not be tax-deductible. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with VF’s business needs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023.

Juliana L. Chugg, Chair

Mark S. Hoplamazian

Laura W. Lang

Matthew J. Shattock

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Summary Compensation Table

The following table sets forth all compensation paid or awarded to our NEOs during fiscal year 2023 (“fiscal 2023”), fiscal year 2022 (“fiscal 2022”) and fiscal year 2021 (“fiscal 2021”). Totals may not add up due to rounding.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($) (2)	STOCK AWARDS ($) (3)	OPTION AWARDS ($) (4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (6)	ALL OTHER COMPENSATION ($) (7)	TOTAL ($)

Benno Dorer,(8)	2023	$427,397	$-0-	$2,000,001	$-0-	$-0-	$-0-	$610,168	$3,037,566
Interim President and
Chief Executive Officer

Matthew H. Puckett,(9)	2023	700,000	-0-	1,076,333	1,000,656	-0-	-0-	89,214	2,866,203
Executive Vice President and Chief Financial Officer	2022	579,058		1,037,661	901,768	647,117	-0-	60,536	3,226,140

Kevin D. Bailey,(1) (10)	2023	700,000	-0-	2,153,079	1,350,878	-0-	-0-	141,674	4,345,631
Global Brand President,	2022	630,000	-0-	1,441,087	1,252,461	569,520	-0-	86,494	3,979,562
Vans	2021	579,082	-0-	1,334,766	1,049,260	640,800	-0-	613,727	4,217,635

Martino Scabbia Guerrini,(1)	2023	764,224	-0-	3,345,435	1,250,816	134,198	132,462	31,406	5,658,541
Executive Vice President	2022	739,789	-0-	3,385,587	1,252,461	800,157	127,818	32,664	6,338,475
and Group President,	2021	679,519	-0-	1,334,766	1,049,260	658,038	123,578	32,503	3,877,665
EMEA, APAC and Emerging Brands

Nicole Otto,(11)	2023	522,260	250,000	3,563,126	1,000,656	99,438	-0-	48,791	5,484,271
Global Brand President,
The North Face

Steven E. Rendle,(12)	2023	943,562	-0-	5,139,421	4,778,076	-0-	-0-	624,475	11,485,534
Former President and	2022	1,400,000	-0-	5,505,021	4,784,350	3,214,400	-0-	519,383	15,423,153
Chief Executive Officer	2021	1,089,863	-0-	5,911,008	4,646,721	2,892,000	899,800	343,014	15,782,405

[1]

The cash compensation for Mr. Bailey is paid in U.S. dollars, other than certain perquisites which were paid in Hong Kong dollars in fiscal 2021. The perquisites compensation was converted into U.S. dollars at the average daily exchange rate in fiscal 2021 of 0.1290 U.S. dollars to the Hong Kong dollar. The cash compensation for Mr. Scabbia Guerrini is paid in Swiss francs. His cash compensation was converted into U.S. dollars at the average daily exchange rate for each respective period, as follows: in fiscal 2021, 1.0834 U.S. dollars to the Swiss franc, in fiscal 2022, 1.0888 U.S. dollars to the Swiss franc and in fiscal 2023, 1.0469 U.S. dollars to the Swiss franc.

[2]

Ms. Otto received a cash sign-on bonus of $500,000, payable in two installments. The first $250,000 was paid within 30 days of her start date and the second installment of $250,000 will be payable within 30 days of the one-year anniversary of her start date, subject to her continued employment on such date (which will occur in fiscal 2024). If Ms. Otto voluntarily resigns from VF within the first or second year of her employment with VF, she will be required to pay back the first or second installment of the bonus award, as applicable.

[3]

The amounts shown for the restricted stock units in this column include the aggregate grant date fair value of the restricted stock unit awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 1, 2023. Awards of performance-based restricted stock units (“PRSUs”) for the three-year performance periods of 2021 through 2023, 2022 through 2024 and 2023 through 2025 were made to the named executive officers in 2020, 2021 and 2022, respectively, under the Mid-Term Incentive Plan generally described in footnote 3 to the 2023 Grants of Plan-Based Awards Table below. The grant date fair value of the PRSUs granted in fiscal 2023 is the sum of two separate valuations, the larger portion being the target payout based on the probable outcome of financial performance goals and the remaining portion being the fair value of the awards based on relative total shareholder return. To calculate this, we (i) multiply the average of the high and the low price of VF Common Stock on the date of the award ($45.34) by the target number of PRSUs to determine the portion of fair value based on the financial performance goal, and (ii) use a Monte Carlo simulated fair value to determine the portion of fair value based on relative total shareholder return ($3.46 per PRSU at target). Assuming achievement of the financial performance goals at the maximum level, the grant date fair value of the PRSU awards granted in 2022 with respect to fiscal 2023 compensation would have been as follows: Mr. Puckett, $2,076,352; Mr. Bailey, $2,803,113; Mr. Scabbia Guerrini, $2,595,440; Ms. Otto, $2,076,352; and Mr. Rendle, $9,914,448 (these amounts include the relative total shareholder return portion of grant date fair value, but that portion of fair value is not based on an assumed probable level of performance so does not change when fair value is shown assuming maximum performance). Dividend equivalents (without compounding) accrue on these PRSUs subject to the same performance-based vesting requirements as apply to the PRSUs. The amount for Mr. Dorer includes a time-vesting RSU award, 50% of which vested on June 2, 2023 and 50% of which will vest on December 2, 2023, subject to continued employment through such date. The fair value of the RSUs was calculated by multiplying the average of the high and the low price of VF Common Stock on the date of the award ($29.42) by the number of RSUs granted. Vesting, forfeiture and other terms of this award are described in the Compensation Discussion and Analysis above. In connection with his retirement on December 2, 2022, Mr. Rendle forfeited his fiscal 2023 equity awards. The amount for Messrs. Bailey and

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Summary Compensation Table

Scabbia Guerrini also includes a retention award of 26,198 RSUs and 78,248 RSUs, respectively, of which 50% will vest two years after the grant date and the remaining 50% will vest four years after the grant date, subject to continued employment through the applicable vesting date. The fair value of the RSUs was calculated by multiplying the average of the high and the low price of VF Common Stock on the date of the award ($26.72 and $25.56 respectively) by the number of RSUs granted. This amount for Ms. Otto also includes a special award in connection with her appointment to Global Brand President, The North Face of 55,879 RSAs, of which 25% will vest on each annual anniversary of the grant date for four years. The fair value of the RSAs was calculated by multiplying the average of the high and the low price of VF Common Stock on the date of the award ($44.74) by the number of RSAs granted. Vesting, forfeiture and other terms of those awards are described in the Compensation Discussion and Analysis above.

For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms, see the Compensation Discussion and Analysis above.

[4]

Options to purchase shares of VF Common Stock are granted under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2023 table below. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The valuation assumptions used and the resulting weighted average value of stock options granted during fiscal 2023 is summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 1, 2023. In connection with his retirement on December 2, 2022, Mr. Rendle forfeited his fiscal 2023 equity awards.

[5]

The amounts in this column represent cash awards earned under the AIP. The general operation of the AIP in fiscal 2023 is described in footnote 2 to the 2023 Grants of Plan-Based Awards table below. Mr. Dorer was not eligible to receive a fiscal 2023 AIP award due to the interim nature of his appointment. In connection with his retirement on December 2, 2022, Mr. Rendle forfeited any payout under the fiscal 2023 AIP.

[6]

The amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in fiscal 2023, fiscal 2022, and fiscal 2021. In accordance with SEC rules and guidance, if the net change in actuarial present value of accumulated benefits was negative, as it was in fiscal 2023, $0 is shown. For Messrs. Puckett and Rendle, the decrease in value in fiscal 2023 is due to changes in assumptions, primarily due to changes in discount rates. Fiscal 2023 amounts in this column for Mr. Scabbia Guerrini were valued in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2023 of 1.0469 U.S. dollars to the Swiss franc. Messrs. Dorer and Bailey and Ms. Otto do not participate in the defined benefit plans. See “Pension Benefits” below for a detailed discussion of VF’s pension benefits.

[7]

This amount includes VF’s matching contribution under the VF Executive Deferred Savings Plan in fiscal 2023 as follows: Mr. Puckett, $61,050; Mr. Bailey, $56,837 and Ms. Otto, $6,490. For Messrs. Puckett, Bailey, and Rendle, the amount also includes VF’s payment of the cost of financial planning services, and for Messrs. Puckett and Bailey, the amount also includes VF’s payment of the cost of an annual physical. This amount also includes VF’s matching contribution under the VF 401k Plan as follows: Mr. Dorer, $6,000; Mr. Puckett, $19,249; Mr. Bailey, $18,789 and Ms. Otto, $4,327. For Messrs. Puckett and Bailey, this amount also includes VF’s payment of the cost of tax preparation services in the amount of $3,000 for Mr. Puckett and $1,500 for Mr. Bailey. For Mr. Scabbia Guerrini, this amount includes a transportation allowance of $6,281 and a representation allowance of $25,125. Amounts in this column for Mr. Scabbia Guerrini were paid in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2023 of 1.0469 U.S. dollars to the Swiss franc. With respect to Mr. Dorer, this amount also includes the following compensation received as a non-employee director prior to December 2, 2022: (i) cash retainer fees of $93,462, (ii) an award of 1,986 RSUs (the amount in the column represents the grant date fair value of $90,045 computed in accordance with FASB ASC Topic 718); and (iii) an award of an option to purchase 6,662 shares of VF common stock (the amount in the column represents the grant date fair value of $90,070 computed in accordance with FASB ASC Topic 718). For Mr. Bailey, this amount includes a technology allowance of $254, $38,858 of expenses paid in connection with his relocation and an associated tax gross-up of $18,446 for his relocation benefit. For Ms. Otto, this amount includes $26,289 of expenses paid in connection with her relocation and an associated tax gross-up of $11,684. This amount includes personal use of company aircraft in fiscal 2023 by Mr. Dorer of $304,560 and Mr. Rendle of $116,150 and an associated tax gross-up of $115. The cost of the personal use of aircraft was calculated based on the aggregate incremental cost to VF based on an hourly charge for VF’s aircraft that includes fuel, maintenance, salaries, ramp fees and landing fees. Family members of executives and their invited guests occasionally fly on VF aircraft as additional passengers on business flights. In those cases, there is no aggregate incremental cost to VF for the family member or guest, although taxable income is imputed to the individual. For Mr. Dorer, the amount includes corporate housing in Denver, Colorado near VF’s headquarters in the amount of $17,974 and an associated tax gross-up of $8,057. With respect to Mr. Rendle, this amount includes a payout of accrued PTO of $47,957 following his retirement and payments in consideration of the Protective Covenants Agreement (“PCA”) signed by Mr. Rendle in the amount of $456,438. Pursuant to the PCA, Mr. Rendle agreed to not compete with VF for a period of one year following his retirement on December 2, 2022.

[8]	Mr. Dorer was appointed as Interim President and Chief Executive Officer effective December 2, 2022.

[9]	Mr. Puckett was appointed as Executive Vice President and Chief Financial Officer effective at the end of May 2021.

[10]

Mr. Bailey was an expatriate on assignment in Hong Kong from February 2017 through July 2020 and received expatriate compensation and benefits that are available on the same basis to all U.S. employees on foreign assignments. VF’s tax equalization policy is designed to ensure that an international assignee’s income tax burden while on foreign assignment is approximately the same as the assignee’s home-based income tax, regardless of the assignment location. A final determination as to the exact amount of Mr. Bailey’s tax equalization payments for fiscal 2022 and fiscal 2023 will not be available until his calendar 2021 through calendar 2023 tax equalization settlements are finalized. As a result, VF may make tax equalization payments and adjustments at a later date. Mr. Bailey’s fiscal 2021 tax equalization was finalized and resulted in a payment made by Mr. Bailey to the Company.

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EXECUTIVE COMPENSATION
Summary Compensation Table

[11]	Ms. Otto was appointed as Global Brand President, The North Face effective May 31, 2022.

[12]	Mr. Rendle retired as our Chair, President and Chief Executive Officer effective December 2, 2022.

2023 Grants of Plan-Based Awards

The following table sets forth all grants of plan-based awards made to our NEOs during fiscal 2023. For further discussion regarding the grants, see the Compensation Discussion and Analysis section above.

NAME	DATE OF BOARD APPROVAL OF AWARDS (1)	GRANT DATE OF EQUITY AWARDS (1)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDER- LYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS (1) ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Mr. Dorer	5/16/2022	5/24/2022								6,662	$45.34	$90,070(4)
	5/16/2022	5/24/2022							1,986			90,045(5)
	12/5/2022	12/6/2022							67,981			2,000,001(6)
Mr. Puckett	5/16/2022		-0-	$700,000	$1,400,000
	5/16/2022	5/24/2022				-0-	22,056	49,626				1,076,333 (7)
	5/16/2022	5/24/2022								74,013	45.34	1,000,656 (8)
Mr. Bailey	5/16/2022		-0-	700,000	1,400,000
	5/16/2022	5/24/2022				-0-	29,776	66,996				1,453,069 (7)
	5/16/2022	5/24/2022								99,917	45.34	1,350,878 (8)
	1/23/2023	2/10/2023							26,198			700,011 (9)
Mr. Scabbia Guerrini	5/16/2022		-0-	764,224	1,528,448
	5/16/2022	5/24/2022				-0-	27,570	62,033				1,345,416 (7)
	5/16/2022	5/24/2022								92,516	45.34	1,250,816 (8)
	2/27/2023	3/6/2023							78,248			2,000,019 (9)
Ms. Otto	7/25/2022	8/2/2022				-0-	22,056	49,626				1,063,099 (7)
	7/25/2022	8/2/2022								74,013	44.74	1,000,656 (8)
	7/25/2022	8/2/2022							55,879			2,500,026 (10)
	1/13/2023		-0-	522,260	1,044,520
Mr. Rendle	5/16/2022		-0-	2,800,000	5,600,000
	5/16/2022	5/24/2022				-0-	105,316	236,961				5,139,421 (7)
	5/16/2022	5/24/2022								353,408	45.34	4,778,076 (8)

[1]

All equity awards are granted under the VF Stock Plan. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. With respect to the options granted on May 24, 2022, the average of the high and the low sales price was $45.34, and the closing market price was $45.49. With respect to the options granted on August 2, 2022, the average of the high and the low sales price was $44.74, and the closing market price was $44.33. The Compensation Committee’s general policy under the Stock Plan is to fix the date of grant of the options and performance-based equity awards as the third business day after VF announces its earnings for the previously completed fiscal year or quarter depending upon whether the award is an annual award or a mid-year award.

[2]

The amounts in these columns represent the threshold, target and maximum annual incentive awards under the AIP, as described above in the Compensation Discussion and Analysis section above. Depending upon the level of achievement of each of the specified performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each AIP participant. Mr. Scabbia Guerrini’s target has been converted to U.S. dollars from Swiss francs based on the average daily exchange rates for fiscal 2023 of 1.0469 U.S. dollars to the Swiss franc.

[3]

The amounts in these columns represent the threshold, target and maximum PRSU awards under the Mid-Term Incentive Plan (“MTIP”). These PRSUs were granted to the named executive officers for the three-year performance period of fiscal 2023 through fiscal 2025.

Depending on the level of achievement of certain performance goals during the three years of the performance period, payouts of awards could range up to a maximum of 200% of the target award, and potentially plus or minus 25% of the target award depending on VF’s total shareholder return as compared to the total shareholder return of S&P 500 Consumer Discretionary Index companies

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EXECUTIVE COMPENSATION
2023 Grants of Plan-Based Awards

over the performance period, for a total maximum payout of 225% of the target award. For a discussion of the performance goals applicable to the MTIP awards, as well as vesting, forfeiture and other terms, see the Compensation Discussion and Analysis section above.

[4]

The amount in this column represents the fair value of options awarded to Mr. Dorer while he was serving as a non-employee director. For further information on this award, including the assumptions used and the resulting weighted average fair value of stock options, see footnote 3 to the Fiscal 2023 Independent Director Compensation Table on page 20.

[5]

The amount in this column represents the grant date fair value of RSUs awarded to Mr. Dorer while he was serving as a non-employee director. For further information on this award, including the assumptions used and the resulting weighted average fair value of RSUs, see footnote 2 to the Fiscal 2023 Independent Director Compensation Table on page 20.

[6]

The amount in this column represents the grant date fair value of a time-vesting RSU award, 50% of which vested on June 2, 2023 and 50% of which will vest on December 2, 2023, subject to Mr. Dorer’s continued employment. For further information on this award, see “Compensation Discussion & Analysis – Elements of Compensation – Retention and Special Awards” above.

[7]

The aggregate fair value of the PRSUs was computed in accordance with FASB ASC Topic 718. See footnote 3 to the Summary Compensation Table. The assumptions used are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 1, 2023.

[8]

The fair value on the date of grant of each option award was computed in accordance with FASB ASC Topic 718. The terms of options are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2023 table. The assumptions used and the resulting weighted average fair value of stock options granted during fiscal 2023 are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 1, 2023.

[9]

The amount in this column represents the grant date fair value of retention awards granted to Messrs. Bailey and Scabbia Guerrini of 26,198 RSUs and 78,248 RSUs, respectively, of which 50% will vest two years after the grant date and the remaining 50% will vest four years after the grant date so long as the executive remains in the employment of VF until the applicable vesting date. For further information on the awards, see “Compensation Discussion & Analysis – Elements of Compensation – Retention and Special Awards” above.

[10]

The amount in this column represents the grant date fair value of a special award granted to Ms. Otto in connection with her appointment to Global Brand President, The North Face of 55,879 RSAs, of which 25% will vest on each anniversary of the grant date for four years, so long as Ms. Otto remains in the employment of VF until the applicable vesting date. For further information on this award, see “Compensation Discussion & Analysis – Elements of Compensation – Retention and Special Awards” above.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2023

The following table sets forth information regarding the outstanding equity awards held by our NEOs as of April 1, 2023, after giving effect to the May 2019 adjustments made in connection with the Spin-off.

	OPTION AWARDS (1)					STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (2)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (2)(3)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)

Benno Dorer	2/22/2017	8,732	-0-	$49.66	2/21/2027
	2/21/2018	5,818	-0-	69.47	2/20/2028
	5/24/2019	4,842	-0-	84.23	5/23/2029
	5/19/2020	5,383	-0-	55.74	5/18/2030
	5/25/2021	4,217	-0-	77.78	5/24/2031
	5/24/2022	-0-	6,662	45.34	5/23/2032
	5/24/2022					2,102	(10)	$48,165
	12/6/2022					70,296	(10)	1,610,478

Matthew H. Puckett	2/19/2014	5,142	-0-	52.74	2/18/2024
	2/18/2015	5,859	-0-	69.98	2/17/2025
	2/23/2016	8,460	-0-	56.92	2/22/2026
	2/22/2017	10,368	-0-	49.66	2/21/2027
	2/21/2018	6,700	-0-	69.47	2/20/2028
	5/24/2019	10,271	-0-	84.23	5/23/2029
	5/19/2020	7,389	3,694	55.74	5/18/2030	8,394	(6)	192,313
	3/8/2021					21,935	(6)	502,521
	5/25/2021	14,881	29,761	77.78	5/24/2031				347	(4)	$7,953
	5/24/2022	-0-	74,013	45.34	5/23/2032				662	(5)	15,159

Kevin D. Bailey	2/18/2015	19,469	-0-	69.98	2/17/2025

	2/23/2016	22,933	-0-	56.92	2/22/2026

	2/22/2017	38,201	-0-	49.66	2/21/2027

	2/21/2018	35,264	-0-	69.47	2/20/2028
	5/24/2019	55,753	-0-	84.23	5/23/2029
	5/19/2020	44,239	22,164	55.74	5/18/2030
	5/25/2021	20,668	41,335	77.78	5/24/2031				482	(4)	11,046
	5/24/2022	-0-	99,917	45.34	5/23/2032				893	(5)	20,465
	2/10/2023					26,560	(8)	608,479

Martino Scabbia Guerrini	2/19/2014	15,028	-0-	52.74	2/18/2024
	2/18/2015	19,469	-0-	69.98	2/17/2025
	2/23/2016	22,933	-0-	56.92	2/22/2026
	2/22/2017	38,201	-0-	49.66	2/21/2027
	2/21/2018	35,264	-0-	69.47	2/20/2028
	5/24/2019	55,735	-0-	84.23	5/23/2029
	5/19/2020	44,329	22,164	55.74	5/18/2030
	5/25/2021	20,668	41,335	77.78	5/24/2031	27,250	(7)	624,304	482	(4)	11,046
	5/24/2022	-0-	92,516	45.34	5/23/2032				827	(5)	18,949
	3/6/2023					79,328	(7)	1,817,399

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2023

	OPTION AWARDS (1)					STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (2)(3)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)

Nicole Otto	8/2/2022	-0-	74,013	44.74	8/1/2032	58,523	(9)	1,340,756	662	(5)	15,159

Steven E. Rendle (11)	2/19/2014	55,893	-0-	52.74	2/18/2024
	2/18/2015	68,046	-0-	69.98	2/17/2025
	7/28/2015	34,511	-0-	69.32	7/27/2025
	2/23/2016	155,853	-0-	56.92	2/22/2026
	2/22/2017	171,901	-0-	49.66	2/21/2027
	2/21/2018	266,242	-0-	69.47	2/20/2028
	5/24/2019	258,221	-0-	84.23	5/23/2029
	5/19/2020	196,313	98,156	55.74	5/18/2030
	5/25/2021	78,950	157,899	77.78	5/24/2031				1,842	(4)	42,195

[1]

All of the options are non-qualified stock options awarded under the Stock Plan. The options awarded to Mr. Dorer in his capacity as a non-employee director generally have a stated term of ten years and become exercisable one year after the date of grant. Upon Mr. Dorer’s separation from the Board, options are exercisable for 36 months but not after the expiration of the option term. The remainder of this footnote addresses the options awarded to the other named executive officers. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination.

[2]

For all restricted stock and restricted stock units awarded in 2018 and later, dividends are reinvested at the dividend payment date in additional shares that are subject to the same restrictions as the original award. For restricted stock units awarded prior to 2018, dividend equivalents accrue as cash amounts until vesting and payout, at which time such amounts are paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and low price of a share of VF Common Stock on the date the award is paid out. Dividend equivalents are not compounded.

[3]

Amounts reported are based on the closing market price per share of VF’s Common Stock of $22.91 at March 31, 2023, the last trading day of VF’s fiscal 2023. The number of PRSUs was calculated by multiplying 3% (the actual level of achievement for the three-year performance period ended April 1, 2023) by the target number of PRSUs awarded, and the dollar value was calculated by multiplying 3% of the target number of PRSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $22.91. The final level of achievement for the awards in these columns may differ. For a discussion of vesting, forfeiture and other terms applicable to the RSUs, see the Compensation Discussion & Analysis section above.

[4]

This number represents the number of PRSUs that were awarded under the MTIP by the Compensation Committee in 2021 for the three-year performance period ending April 2024 multiplied by an assumed achievement level of 3% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of PRSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Puckett: 26,037 PRSUs with a value of $596,508; Mr. Bailey: 36,160 PRSUs with a value of $828,420; Mr. Scabbia Guerrini: 36,160 PRSUs with a value of $828,420; and Mr. Rendle: 138,132 PRSUs with a value of $3,164,604.

[5]

This number represents the number of PRSUs that were awarded under the MTIP by the Compensation Committee in 2022 for the three-year performance period ending April 2025 multiplied by an assumed achievement level of 3% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of PRSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2023

including fractional shares): Mr. Puckett: 49,626 PRSUs with a value of $1,136,932; Mr. Bailey: 66,996 PRSUs with a value of $1,534,878; Mr. Scabbia Guerrini: 62,033 PRSUs with a value of $1,421,165 and Ms. Otto: 49,626 PRSUs with a value of $1,136,932.

[6]

Mr. Puckett received awards of 7,500 and 20,000 RSAs in May 2020 and March 2021, respectively. These RSAs vest in May 2024 and March 2025, respectively, provided that Mr. Puckett remains an employee of VF (except a pro rata portion of the award would vest in the event of termination due to death or disability and in the event of involuntary termination not for cause; and the award would vest upon certain terminations following a change in control of VF). Dividends on these RSAs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original awards.

[7]

Mr. Scabbia Guerrini received an award of 25,000 RSUs in May 2021 that vested 50% in May 2023 and will vest 50% in May 2025, provided that Mr. Scabbia Guerrini remains an employee of VF for the term of the award. Mr. Scabbia Guerrini also received an award of 78,248 RSUs in March 2023 that will vest 50% in March 2025 and March 2027, provided that Mr. Scabbia Guerrini remains an employee of VF through the applicable vesting date. For both RSU awards, a pro rata portion of each award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon his termination following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

[8]

Mr. Bailey received an award of 26,198 RSUs in February 2023 that will vest 50% in February 2025 and February 2027, provided that Mr. Bailey remains an employee of VF through the applicable vesting date. A pro rata portion of the award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon his termination following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

[9]

Ms. Otto received an award of 55,879 shares of restricted stock in August 2022 that will vest 25% at each of the next four anniversaries of the grant date, provided that Ms. Otto remains an employee of VF through the applicable vesting date. A pro rata portion of the award would vest in the event of termination due to death or disability and in the event of involuntary termination not for cause. Dividends on these shares of restricted stock are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

[10]

Pursuant to the terms of the non-employee director compensation program, Mr. Dorer received an award of 1,986 RSUs in May 2022 that will vest on the one-year anniversary of the grant date. In connection with his appointment as Interim CEO, Mr. Dorer received an award of 70,296 RSUs in December 2022 that vested 50% in June 2023 and will vest 50% in December 2023, provided that Mr. Dorer remains an employee of VF for the term of the award. For the RSU award, a pro rata portion of the award would vest if his employment is terminated prior to the vesting date due to his resignation upon the appointment of a permanent President and Chief Executive Officer or his termination of employment without cause and the award would vest in full upon termination due to death or disability. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

[11]	Mr. Rendle retired as our President, Chief Executive Officer and Chair of the Board on December 2, 2022. As a result of his retirement, Mr. Rendle forfeited his fiscal 2023 equity awards.

2023 Option Exercises and Stock Vested

The following table provides information for our NEOs regarding stock award vesting during fiscal 2023. Our NEOs did not exercise stock options during fiscal 2023.

	OPTION AWARDS		STOCK AWARDS (1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

Benno Dorer	-0-	$-0-	1,125	$52,119

Matthew H. Puckett	-0-	-0-	119	2,572

Kevin D. Bailey	-0-	-0-	715	15,428

Martino Scabbia Guerrini	-0-	-0-	715	15,428

Nicole Otto	-0-	-0-	-0-	-0-

Steven E. Rendle	-0-	-0-	3,168	68,324

[1]

These columns report the number and value of earned awards of PRSUs under the MTIP, including accrued dividends, as generally described in footnote 3 to the 2023 Grants of Plan-Based Awards table above, for the three-year period ended April 1, 2023, for all the NEOs other than Mr. Dorer and Ms. Otto. The PRSUs were paid out following the determination by the Compensation Committee on May 15, 2023 of the level of achievement for the performance period. The aggregate dollar amount realized by the

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EXECUTIVE COMPENSATION
2023 Option Exercises and Stock Vested

NEOs upon the payout of the award was computed by multiplying the number of PRSUs by $21.57, the fair market value of the underlying shares on May 15, 2023, the payout date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). The fair market value is defined under the Stock Plan to be the average of the high and low price of VF Common Stock on the applicable date. For Mr. Dorer, the amounts in these columns reflect the fair market value of 1,093 shares of restricted stock units, plus 32 shares of restricted stock units resulting from accumulated dividends on the restricted stock units, at the time of distribution in May 2022. No amounts reported in these columns were deferred.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004, including Mr. Puckett (and covered Mr. Rendle prior to his retirement on December 2, 2022). Mr. Scabbia Guerrini has pension benefits under the VF International SAGL pension fund in Switzerland (the “Swiss Pension Plan”) that covers virtually all Swiss-based employees of VF International SAGL over 25 years of age. Benefits under the Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2014, with no less than five years immediately preceding retirement included in the average. Effective December 31, 2018, the Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the Pension Plan (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Puckett and Rendle were the only NEOs who participated in the Pension Plan, and none of our other NEOs have ever participated in the Pension Plan.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension Plan upon termination, by being credited with at least ten years of service with VF and having attained age 55. The named executive officers who participate in the Pension Plan are eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”). Mr. Rendle’s participation in the Pension Plan and SERP was terminated upon his retirement on December 2, 2022.

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under ERISA and the Code. The combined retirement income from the Pension Plan and the SERP for each of the eligible named executive officers, upon retirement at age 65, would be an amount equal to his or her Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his salary and annual incentive compensation during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of all of the named executive officers who participate in the Pension Plan, regardless of whether they otherwise qualify for “early retirement” under the Pension Plan. Payments under the SERP with respect to the period prior to December 31, 2004 are payable in monthly payments or in a lump sum, and payments with respect to the period after December 31, 2004 are payable in a lump sum.

At the end of December 2014, the Pension Plan and SERP were modified such that for certain executives, including the named executive officers, benefits would be frozen in the Pension Plan and would instead accrue in the SERP, and therefore accrued benefits under the SERP increased at a higher rate for service and earnings after December 31, 2014 and before January 1, 2019. Effective December 31, 2018, the SERP ceased to recognize any future service and any eligible compensation paid for purposes of calculating participant accrued benefits under the SERP (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Puckett and Rendle were the only NEOs who participated in the SERP, and none of our other NEOs have ever participated in the SERP.

The assumptions underlying the present values of the eligible U.S.-based named executive officers’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note 16 to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended April 1, 2023, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan.

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EXECUTIVE COMPENSATION

2023 Pension Benefits Table

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#) (1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (2)		PAYMENTS DURING LAST FISCAL YEAR ($)

Benno Dorer (3)	VF Corporation Pension Plan	-0-	$-0-		$-0-

	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Matthew H. Puckett	VF Corporation Pension Plan	19	314,700	(2)	-0-

	Supplemental Executive Retirement Plan	19	781,800	(2)	-0-

Kevin D. Bailey (3)	VF Corporation Pension Plan	-0-	-0-		-0-

	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Martino Scabbia Guerrini	Pension Fund of VF International SAGL in Switzerland	17	1,368,061	(4)	-0-
Nicole Otto (3)	VF Corporation Pension Plan	-0-	-0-		-0-
	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Steven E. Rendle	VF Corporation Pension Plan	17	614,200		-0-

	Supplemental Executive Retirement Plan	17	14,181,800		-0-

[1]

As discussed above, the Pension Plan and SERP were frozen effective December 31, 2018, and no additional service credit will accrue after that date. Years of service reflected in this column for Messrs. Puckett and Rendle include service until December 31, 2018. The number of years of service credited to Mr. Scabbia Guerrini under the Swiss Pension Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed April 1, 2023.

[2]

The amounts in this column for Messrs. Puckett and Rendle are the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of the same Plan measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed April 1, 2023. In connection with Mr. Rendle’s retirement effective December 2, 2022, he will receive his benefits under the Company’s pension plans that were vested as of such date.

[3]	Messrs. Dorer and Bailey and Ms. Otto do not participate in the Pension Plan or the SERP.

[4]

The amount for Mr. Scabbia Guerrini under the Swiss Pension Plan was calculated in Swiss francs and converted to U.S. dollars using an exchange rate of 1.0469 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2023. The amount is the actual account value of the portion contributed by VF into the Swiss Pension Plan. Under the Swiss Pension Plan, employee and employer together contribute a percentage of the employee’s base salary up to the maximum pensionable salary depending on the employee’s age. The portion of the contribution made by employer and employee depends on the category of the employee. In addition, Mr. Scabbia Guerrini periodically makes voluntary discretionary contributions to the plan. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Swiss Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary.

NONQUALIFIED DEFERRED COMPENSATION

VF senior executives, including the named executive officers other than Mr. Scabbia Guerrini, who is not based in the U.S., are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan II (the “EDSP”).

In 2015, the terms of the EDSP were amended to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation in excess of the IRS annual compensation limit for 401k contributions ($305,000 for calendar year 2022 and $330,000 for calendar year 2023) (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account was also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Compensation below the IRS annual compensation limit was eligible for contributions to the 401k Plan.

The terms of the EDSP were amended effective January 1, 2020 to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation from their first dollar earned (but not more than 50% of

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EXECUTIVE COMPENSATION
2023 Pension Benefits Table

the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account will be credited with matching credits after the end of the plan year in an amount equal to 100% on the first 6% of deferrals for such plan year less the maximum matching contribution that could be made in the 401k Plan. Participants must be employed on the last day of the plan year to receive matching contributions for that plan year.

The 401k Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of VF. A participant is credited with matching contributions equal to 100% on the first 6% of the annual compensation contributed by the participant to the 401k Plan, up to the IRS annual compensation limit of $305,000 for calendar year 2022 and $330,000 for calendar year 2023.

EDSP accounts deferred after January 1, 2005 are generally payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts deferred prior to January 1, 2005, an executive may request, subject to VF approval, distribution in a lump sum or in up to ten annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s EDSP account upon an unexpected financial hardship. Accounts deferred after January 1, 2020 also have in-service distribution options. Executives may elect to receive deferrals (together with all gains and losses attributable thereto) on a scheduled date while still employed by VF. If an executive elects to receive payment of deferrals while still employed by VF, payment cannot begin until at least five years from the plan year in which such deferrals were contributed. An executive may postpone a scheduled in-service distribution date as long as they (i) make the election to postpone at least twelve (12) months before the originally scheduled distribution date and (ii) the new distribution date is at least five (5) years after their originally scheduled distribution date.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds. Executives may change such hypothetical investment elections on a daily basis.

2023 Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN FY2023 ($) (1)	VF CONTRIBUTIONS IN FY2023 ($) (2)	AGGREGATE EARNINGS IN FY2023 ($) (3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT APRIL 1, 2023 ($) (4)

Benno Dorer	$-0-	$-0-	$-0-	$-0-	$-0-

Matthew H. Puckett	80,735	61,050	(220,058)	-0-	2,263,342

Kevin D. Bailey	79,741	56,837	(120,693)	-0-	1,624,192

Martino Scabbia Guerrini	-0-	-0-	-0-	-0-	-0-

Nicole Otto	180,289	6,490	9,944	-0-	196,723

Steven E. Rendle	251,018	-0-	(294,834)	-0-	6,091,186

[1]

Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table above. The type of compensation permitted to be deferred is cash compensation.

[2]

Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table above. For the 2022 calendar year, the matching contribution for qualified executives was made after the end of the 2022 calendar year, in February and March 2023 in an amount equal to 100% on the first 6% of deferrals for such year less the maximum matching contribution that could be made in the 401k Plan, provided the executive is employed on the last day of the 2022 calendar year.

[3]

This column includes earnings and (losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table above.

[4]

This column reflects the aggregate of salary and non-equity incentive awards deferred by each named executive officer during his or her career with VF plus the aggregate amount of contributions by VF and the investment earnings thereon. Amounts deferred each year by the named executive officers have been reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a named executive officer for purposes of proxy statement disclosure.

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EXECUTIVE COMPENSATION

Potential Payments Upon Change in Control, Retirement or Termination of Employment

The following section describes payments that would be made to each of the continuing named executive officers and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s retirement, (iii) the executive’s termination by VF without “cause”, (iv) the executive’s termination by VF with “cause”, or (v) the executive’s resignation, assuming these events occurred on April 1, 2023. Mr. Rendle retired effective December 2, 2022, and amounts paid to Mr. Rendle upon his retirement are described below.

The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:

(a)	retirement benefits, the present value of which is disclosed in the 2023 Pension Benefits Table above,

(b)	the aggregate balance disclosed in the 2023 Nonqualified Deferred Compensation table above,

(c)	the executive’s AIP payment for the year ended April 1, 2023, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, or

(d)

the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or the executive could retain the options after termination in all termination scenarios except termination by VF without “cause” with no severance, resignation not qualifying as a retirement or termination by VF with “cause”.

The continuing named executive officers, other than Mr. Scabbia Guerrini, do not have employment contracts with VF; all of their potential payments outlined below are defined in benefit plan documents described in this proxy statement. Under Mr. Scabbia Guerrini’s 2006 employment agreement and Swiss law, he would receive six months of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause. As described below under “Payments Upon Retirement,” as a result of retirement executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who is eligible for retirement would not forfeit his or her awards due to retirement.

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OF VF

VF has entered into Change-in-Control Agreements with Messrs. Puckett, Bailey and Scabbia Guerrini. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24-month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by VF of the Agreement. The Agreements have a term of two years with automatic annual extensions. The Agreements may be terminated by VF, unless VF has knowledge that a third party intends to effect a change in control of VF and, if a change in control has occurred, the agreements may not be terminated until two years after the change in control.

Generally, severance benefits payable to the named executive officers include a lump-sum payment of an amount equal to 2.99 times the sum of (a) the greater of the executive’s highest annual base salary in effect at any time within the twelve-month period preceding a change in control of VF or the date of termination plus (b) the greater of (1) the highest amount of annual incentive awarded to the executive during the last three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of VF and (2) the target annual incentive for the year of termination. Under the terms of the Agreements or the Stock Plan, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on restricted stock units and restricted stock, lump-sum payments under the VF SERP for U.S.-based executives, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age. In the case of PRSUs under the MTIP, the PRSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance cycle (except if performance in completed years is below-target the uncompleted years are projected at target), and such PRSUs would vest in full (without proration).

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax,” which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. In the case of Messrs. Puckett and Bailey, if the excise tax would apply,

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EXECUTIVE COMPENSATION
Potential Payments Upon Change in Control, Retirement or Termination of Employment

each would receive the full payments (without gross-up) or the payments would be reduced to an amount just below the level triggering excise tax, whichever alternative results in the greater after-tax value to the recipient.

A “change in control” under the Agreements would include any of the following events, subject to certain exceptions described in the Agreements:

(A)	an outside party acquires 20% of VF’s voting securities;

(B)

members of the VF Board of Directors on the date of the Agreement, together with new members approved to join the Board by 75% of the “Incumbent Board” as defined in the Agreements, no longer constitute a majority of the Board; or

(C)	consummation of a plan or agreement providing for a merger or consolidation of VF if VF’s shareholders before the transaction no longer hold 65% or more of the voting power after the transaction.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL AND RELATED BENEFITS(1,2)

If the named executives’ employment had been terminated by VF without cause or by the executives for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on April 1, 2023, the executives would be entitled to receive the following estimated amounts.

NAME	SEVERANCE AMOUNT (3)	PRSU AWARDS (4)	RSU/RSA AWARDS (5)	UNVESTED STOCK OPTIONS (6)	ESTIMATED VALUE OF BENEFIT CONTINUATION (7)	LUMP-SUM SERP BENEFIT (8)	TOTAL

Mr. Dorer	$-0-	$-0-	$517,495	$-0-	$-0-	$-0-	$517,495

Mr. Puckett	3,757,706	854,197	694,834	-0-	57,000	211,729	5,575,466

Mr. Bailey	4,008,992	1,165,158	608,479	-0-	57,000	-0-	5,839,629

Mr. Scabbia Guerrini (9)	4,757,555	1,110,626	2,441,704	-0-	36,000	-0-	8,345,885

Ms. Otto	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1]

These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur and the executive’s employment were terminated by VF without cause or by the executive with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred at April 1, 2023, and the executive’s employment had been terminated on that date.

[2]

Valuations of equity awards in this table reflect a price per share of VF Common Stock of $22.91, the closing market price of VF’s Common Stock at March 31, 2023, the last trading day of VF’s fiscal 2023. Totals may not add up due to rounding.

[3]

The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest actual annual incentive paid to the executive in the past three years. Mr. Puckett’s cash payment is reduced by $270,174 due to a reduction for excise tax implications.

[4]

The amount in this column represents the estimated value of PRSU awards under the MTIP for incomplete cycles that would be paid upon a qualifying termination following a change in control. Incomplete cycles as of April 1, 2023, are the fiscal 2022-2024 and fiscal 2023-2025 PRSU award cycles, both estimated at 100% of target performance.

[5]	The amount in this column represents the value of unvested restricted stock and unvested restricted stock unit awards.

[6]	The amount in this column represents the “in-the-money” value of unvested stock options.

[7]	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.

[8]	The amount in this column represents the value of enhanced and accelerated SERP benefits for Mr. Puckett, who is the only current executive eligible to participate in the SERP.

[9]

Cash compensation to be paid to Mr. Scabbia Guerrini was converted from Swiss francs to U.S. dollars using the exchange rate of 1.0469 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2023.

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EXECUTIVE COMPENSATION
Potential Payments Upon Change in Control, Retirement or Termination of Employment

PAYMENTS UPON RETIREMENT

Messrs. Bailey and Scabbia Guerrini were eligible for retirement on April 1, 2023. Retirement generally would not result in any enhanced benefits, but under the terms of certain equity awards an executive who is eligible for retirement would not forfeit his awards due to retirement. In the case of stock options, those options are in substance vested, with such options becoming exercisable at the specified vesting dates (including in the case in which those vesting dates occur after retirement). At April 1, 2023, the aggregate “in-the-money” value of the unexercisable options of Messrs. Bailey and Scabbia Guerrini which would not be forfeited upon a retirement was $0. In addition, under the MTIP, upon retirement on April 1, 2023 for Messrs. Bailey and Scabbia Guerrini, the PRSUs earnable for then incomplete cycles (fiscal 2022-2024 and fiscal 2023-2025) would not be forfeited, but they would remain fully subject to the performance requirements, so that the PRSUs would be earned only upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value of such PRSUs cannot be calculated as of April 1, 2023.

Mr. Rendle retired as Chair, President and CEO effective December 2, 2022. In connection with Mr. Rendle’s retirement, Mr. Rendle received his base salary through December 2, 2022 and his benefits under the Company’s pension and deferred compensation plans that were vested as of such date, and he forfeited his equity awards for fiscal 2023. As of April 1, 2023, the aggregate in-the-money value of the unexercised options of Mr. Rendle was $0. In addition, under the MTIP, PRSUs earnable for incomplete cycles at the time of Mr. Rendle’s retirement (fiscal 2021-2023 and 2022-2024) were not forfeited, but remain fully subject to the performance requirements, so that the PRSUs will be earned only upon completion of the performance periods and only to the extent performance goals are actually achieved over the performance period.

PAYMENTS UPON TERMINATION DUE TO DEATH OR DISABILITY(1)

The following table shows the estimated value of all unexercisable options and unvested restricted stock or restricted stock unit awards on April 1, 2023, assuming the executives had terminated employment due to death or disability:

NAME	UNVESTED RESTRICTED STOCK OR UNITS ($)	PRSU AWARDS ($)	UNVESTED STOCK OPTIONS ($)	TOTAL ($)

Mr. Dorer	$1,610,478	$-0-	$-0-	$1,610,478

Mr. Puckett	397,161	854,197	-0-	1,251,358

Mr. Bailey (2)	608,479	1,165,158	-0-	1,773,637

Mr. Scabbia Guerrini (2)	2,441,703	1,110,626	-0-	3,552,329

Ms. Otto	222,083	534,196	-0-	756,279

[1]	Valuations reflect a price per share of $22.91, the closing market price of VF’s Common Stock at March 31, 2023, the last trading day of VF’s fiscal 2023. Totals may not add up due to rounding.

[2]

These individuals were retirement eligible on April 1, 2023. Unearned MTIP awards are paid in full, reflect awards earned for actual performance through April 1, 2023 and assume target performance for 2022-2024 and 2023-2025.

PAYMENTS UPON TERMINATION WITHOUT CAUSE

In the event of a termination by VF without “cause”, (i) under the Stock Plan, the executive’s stock options would continue to vest and be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, and (ii) under the Mid-Term Incentive Plan, if the executive has been an active participant for at least 12 months in a performance cycle, the executive would be eligible to receive a pro rata portion of the total number of PRSUs the executive is deemed to have earned based on performance in the completed portion of the performance cycle, with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance period. Except as noted above with respect to Mr. Scabbia Guerrini, the determination of whether severance will be paid and the period over which it would be paid is in the discretion of VF’s Compensation Committee.

PAYMENTS UPON TERMINATION FOR CAUSE OR RESIGNATION

In the event of a termination for “cause” or resignation not qualifying as retirement, each named executive officer would receive no additional compensation.

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EXECUTIVE COMPENSATION

CEO Pay Ratio

VF Corporation is a global leader in branded lifestyle apparel, footwear and accessories, engaging in the design, procurement, marketing, and distribution of branded products in the Americas, Europe, and the Asia Pacific.

During our last completed fiscal year, we determined that there has been no change in our employee population or employee compensation programs that would significantly impact our CEO pay ratio disclosure. However, the median employee we used for our fiscal 2022 calculation is no longer in the same position. As it was no longer possible to use the original median employee, we determined a new median employee whose compensation was substantially similar to the compensation of the original median employee identified for fiscal 2022, based on the methodology used to select the original median employee as disclosed in our fiscal 2022 proxy statement.

Our CEO pay ratio for fiscal 2023 is a reasonable estimate calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K. Our median employee is a full-time, U.S.-based retail associate whose annual total compensation for fiscal 2023 was $28,679, calculated in accordance with the requirements of the Summary Compensation Table.

As we had multiple CEOs serving during fiscal 2023, in compliance with SEC requirements, we selected the CEO serving in the position on the date we selected to identify the median employee (February 1, 2023). Mr. Dorer’s annual total compensation, as reported in the Summary Compensation Table, was $3,037,566. Since Mr. Dorer was appointed interim CEO effective December 2, 2022, and in accordance with applicable SEC rules, we annualized his salary for his service as our CEO and added it to the other components of his pay disclosed in the Summary Compensation Table, to arrive at a value of $3,910,169. We used this value for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. Based on the above, our CEO to Median Employee Pay Ratio is 136:1.

If we had selected Mr. Rendle as the CEO for purposes of our CEO pay ratio disclosure for fiscal 2023, and used the annual total compensation for Mr. Rendle as reported in the Summary Compensation Table, the ratio would have been 400:1.

62    VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION

Pay Versus
Pe
rforman
ce
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following i
nformation
about the relationship between “compensation actually paid” to our named executive officers and certain financial performance of VF. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our named executive officers. The
Committee
evaluates compensation decisions in light of VF or individual performance and does not use “compensation actually paid” as a basis for making compensation decisions. For information concerning our compensation philosophy and how we align executive compensation with our performance, see
the Compensation Discussion and Analysis above.

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON

YEAR	SUMMARY COMPENSATION TABLE (SCT) TOTAL FOR INTERIM PEO ($) (1)	SCT TOTAL FOR FORMER PEO ($) (1)	COMPENSATION ACTUALLY PAID (CAP) TO INTERIM PEO ($) (2)	CAP TO FORMER PEO ($) (2)	AVERAGE SCT TOTAL FOR NON-PEO NEOS ($) (3)	AVERAGE CAP TO NON-PEO NEOS ($) (4)	TSR ($) (5)	S&P 1500 APPAREL, ACCESSORIES & LUXURY GOODS SUBINDUSTRY INDEX TSR ($) (6)	NET INCOME (IN MILLIONS) ($) (7)	1-YEAR R TSR PERCENTILE RANK (8)

2023	$3,037,566	$11,485,534	$2,725,023	$(9,632,882)	$4,588,662	$428,117	$44.13	$131.21	$118.59	0th percentile

2022	N/A	15,423,153	N/A	3,060,425	5,284,304	988,855	103.36	166.43	1,386.94	12th percentile

2021	N/A	15,782,405	N/A	24,664,101	4,244,022	6,511,273	141.12	197.11	407.9	5th percentile

1
The dollar amounts in these columns show the amount of total compensation reported for Messrs. Dorer and Rendle in the “Total” column of the Summary Compensation Table in each applicable year. Mr. Dorer was appointed as Interim President and Chief Executive Officer effective December 3, 2022. Mr. Rendle retired as our Chair, President and Chief Executive
Officer
effective
December
 2, 2022.

2
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Messrs. Dorer and Rendle, as computed in accordance with Item 402(v) of Regulation
S-K
(“CAP”) in each applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Messrs. Dorer and Rendle’s total compensation for each applicable year to determine their respective
CAP
:

YEAR	2023

Interim PEO	Mr. Dorer

SCT Total compensation ($)	3,037,566

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(2,000,001)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	1,614,491

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	0

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	72,966

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	0

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	0

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	0

Compensation Actually Paid ($)	2,725,023

YEAR	2021	2022	2023

Former PEO	Mr. Rendle	Mr. Rendle	Mr. Rendle

SCT Total compensation ($)	15,782,405	15,423,153	11,485,534

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(10,557,728)	(10,289,370)	(9,917,497)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	16,607,593	6,068,752	0

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	1,931,978	(7,137,206)	(5,793,073)

VF CORPORATION  |
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63

EXECUTIVE COMPENSATION
Pay Versus Performance

YEAR	2021	2022	2023

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	1,799,652	(1,004,903)	(5,407,846)

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	0	0	0

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(899,800)	0	0

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	0	0	0

Compensation Actually Paid ($)	24,664,101	3,060,425	(9,632,882)

3
The dollar amounts in this column represent the average of the amounts of total compensation reported for our named executive officers (“NEOs”) as a group (excluding, as applicable, Mr. Dorer, who has served as our Interim PEO since December 2022, and
Mr. Rendle
, who had served as our PEO from January 2017 to December 2022) in the “Total” column of the Summary Compensation Table in each applicable year. NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Messrs. Puckett, Bailey and Scabbia Guerrini and Ms. Otto; (ii) for 2022, Messrs. Puckett, Bailey, Scabbia Guerrini, Murray and Roe who served as our Executive Vice President and Chief Financial Officer until May 2021; and (iii) for 2021, Messrs. Roe, Bailey, Scabbia Guerrini and
Murray
.

4
The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding, as applicable, Messrs. Dorer and Rendle) in each applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following adjustments were made to the average total compensation of the NEOs as a group (other than the PEO) for each year to determine the average amount of CAP to the NEOs (excluding, as applicable, Messrs. Dorer and Rendle) in each applicable year:

YEAR	2021	2022	2023

Non-PEO NEOs	See Note 3	See Note 3	See Note 3

SCT Total compensation ($)	4,244,022	5,284,304	4,588,662

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(2,497,550)	(2,392,914)	(3,685,245)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	3,928,710	1,472,971	1,604,972

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	470,980	(1,518,935)	(1,401,368)

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	505,663	(306,952)	(678,904)

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	0	0	0

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(171,446)	(1,575,183)	(33,116)

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	30,895	25,564	33,116

Compensation Actually Paid ($)	6,511,273	988,855	428,117

5
For the relevant year, represents the cumulative total shareholder return (“TSR”) of VF for the
52-week
measurement periods ended on April 1, 2023 and April 2, 2022, and the
53-week
measurement period ended on April 3, 2021.

6
For the relevant year, represents the cumulative TSR of the S&P 1500 Apparel, Accessories & Luxury Goods Subindustry Index companies (“Peer Group TSR”) for the
52-week
measurement periods ended on April 1, 2023 and April 2, 2022, and the
53-week
measurement period ended on April 3, 2021.

7	Reflects “Net Income” in our Consolidated Income Statements included in VF’s Annual R e ports on Form 10-K for each of the years ended April 1, 2023, April 2, 2022 and April 3, 2021.

8
Company-selected Measure is our
one-year
relative total shareholder return relative to the total shareholder return of the S&P 500 Consumer Discretionary Index companies over the same period, as described below (“rTSR”). rTSR represents the most important financial measure (as determined by the Company) used to link CAP to our named executive officers to Company performance for the most recently completed fiscal year.

LIST OF FINANCIAL PERFORMANCE MEASURES USED TO LINK CAP FOR THE MOST RECENTLY COMPLETED FISCAL YEAR TO COMPANY PERFORMANCE
The financial performance metrics that, in our assessment, represent the most important financial performance measures we use to link CAP to our named executive officers for fiscal 2023 to VF’s performance are as follows:

•	One-year relative total shareholder return (compared to the total shareholder return generated by the S&P 500 Consumer Discretionary Index companies over the same period);

•	Revenue; and

•	Operating Income.

64

VF CORPORATION  |
2023 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Pay Versus Performance

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in more detail in the Compensation Discussion and Analysis above, the fundamental philosophy of our executive compensation programs is to pay for performance, through the alignment of our executives’ pay to the achievement of overall short- and long-term business strategies of VF. Our programs are designed to balance fixed and performance-based compensation components, and incentivize responsible achievement of multiple operating goals over one-
and three-year periods.
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphs which illustrate the relationships over the past three years between CAP to our named executive officers and (i) our net income, (ii) our TSR and (iii) our rTSR. In addition, the second graph compares our TSR and our Peer Group TSR. Since a significant portion of the named executive officers’ compensation is comprised of equity awards (61% of Mr. Dorer’s target direct compensation and 62% of the average target direct compensation of our other named executive officers, excluding Ms. Otto, for fiscal 2023, as described in more detail in the Compensation Discussion and Analysis section above), the CAP of our Interim PEO and other named executive officers is higher when our stock price is higher, and lower when our stock price is lower, demonstrating the clear alignment of interests of our
Interim
PEO and other named executive officers with those of our shareholders.

VF CORPORATION  |
2023 ANNUAL MEETING OF SHAREHOLDERS
65

EXECUTIVE COMPENSATION

2023 Equity Compensation Plan Information Table

The following table provides information as of April 1, 2023, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(a)	(b)	(c)

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (2)

Equity compensation plans approved by shareholders	11,810,777	$62.42	19,070,828

Equity compensation plans not approved by shareholders	-0-	-0-	-0-

Total	11,810,777	$62.42	19,070,828

[1]

The number of shares includes 1,181,409 restricted stock units that were outstanding on April 1, 2023, under VF’s Mid-term Incentive Plan (“MTIP”), a subplan under the 1996 Stock Compensation Plan. Under this Plan, participants are awarded performance-contingent Common Stock units (“PRSUs”), which give them the opportunity to earn shares of VF Common Stock. The number of restricted stock units included in the table was calculated with respect to the FY2021-23 MTIP awards by multiplying 3% (the actual level of achievement for the three-year performance period ended April 1, 2023) by the target number of PRSUs awarded, and was calculated with respect to the FY2022-24 and FY2023-25 MTIP awards by assuming a maximum payout of shares (i.e., at 225% of target award). Actual payout of the shares is determined as described in footnote 3 to the 2023 Grants of Plan-Based Awards table above. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of VF Common Stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. The number of shares also includes 1,578,040 restricted stock units that vest over time and do not have an exercise price, granted apart from the MTIP. Had all restricted stock units been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $47.84. Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns. At April 1, 2023, a total of 598,135 unvested shares of restricted stock were outstanding.

[2]

Full-value awards, such as restricted stock and restricted stock units, as well as stock options, may be awarded under VF’s 1996 Stock Compensation Plan; all shares reflected in this column are shares available under the 1996 Stock Compensation Plan. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

66    VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Certain Beneficial Owners

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of VF Common Stock, as well as certain other information, all as of May 30, 2023, except that information regarding the number of shares beneficially owned by these shareholders is as of December 31, 2022, as indicated in the footnotes below.

BENEFICIAL OWNER AND NATURE OF OWNERSHIP	AMOUNT OF BENEFICIAL OWNERSHIP (1)	PERCENT OF CLASS
The Vanguard Group (2)	42,201,852 shares	10.86%
PNC Bank, N.A. and affiliates (including shares held in Barbey Family trust accounts) (3)	38,565,164 shares	9.92%
BlackRock, Inc. (4)	25,144,368 shares	6.5%
Northern Trust Corporation (5)	25,135,550 shares	6.5%
Todd Barbey (6)	20,219,346 shares	5.2%

[1]

None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act.

[2]

The information in the above table concerning The Vanguard Group (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC on February 9, 2023 reporting beneficial ownership at December 30, 2022. Vanguard reported having shared voting power over 464,025 shares, sole dispositive power over 40,783,165 shares and shared dispositive power over 1,418,687 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

[3]

The information in the above table concerning PNC Bank, N.A. (“PNC Bank”) and affiliates was obtained from a Schedule 13G/A filed with the SEC on February 10, 2023 reporting beneficial ownership at December 31, 2022. PNC Bank and its affiliates held a total of 38,565,164 shares (9.92% of the class outstanding) of VF Common Stock in various trust and agency accounts on December 31, 2022. As to all such shares, PNC Bank and its affiliates reported having sole voting power over 81,361 shares, shared voting power over 38,440,627 shares, sole dispositive power over 51,721 shares and shared dispositive power over 38,495,935 shares. Of the total shares reported, 38,440,619 shares of VF Common Stock are held in the Barbey Family Trust accounts (the “Trusts”) for which PNC Bank serves as co-trustee with Clarence Otis, Jr. and Juliana L. Chugg, who are members of the VF Board of Directors. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. PNC Bank’s address is 300 Fifth Avenue, Pittsburgh, PA 15222.

[4]

The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G/A filed with the SEC by BlackRock on February 1, 2023 reporting beneficial ownership at December 31, 2022. BlackRock reported having sole voting power over 22,761,113 shares and sole dispositive power over 25,144,368 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055

[5]

The information in the above table concerning Northern Trust Corporation (“Northern Trust”) and affiliates was obtained from a Schedule 13G/A filed with the SEC on February 13, 2023 reporting beneficial ownership at December 31, 2022. Northern Trust reported having sole voting power over 1,682,925 shares, shared voting power over 23,439,956 shares, sole dispositive power over 3,416,537 shares and shared dispositive power over 21,299,762 shares. Northern Trust’s address is 50 South LaSalle Street, Chicago, IL 60603.

[6]

The information in the above table concerning Todd Barbey was obtained from a Schedule 13G/A filed with the SEC by Todd Barbey on February 14, 2022 reporting beneficial ownership at December 31, 2021, as confirmed by information provided by such shareholder on April 25, 2023. Mr. Barbey reported having sole voting and dispositive power over 193,782 shares. Mr. Barbey reported having shared voting and dispositive power over 20,025,564 shares, which shares are held in trusts for which Mr. Barbey serves as co-trustee with The Northern Trust Company of Delaware. The address of Mr. Barbey is 555 Rivergate Lane, Suite B1-105, Durango, CO 81301.

VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS    67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Management

The following table reflects, as of May 30, 2023, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all current directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes.

NAME OF BENEFICIAL OWNER	TOTAL SHARES BENEFICIALLY OWNED (1,2,3)

Directors:

Richard T. Carucci	210,517

Alex Cho	8,564

Juliana L. Chugg	165,134

Mark S. Hoplamazian	87,783

Laura W. Lang	80,535

W. Rodney McMullen	93,290

Clarence Otis, Jr.	157,198

Carol L. Roberts	59,620

Matthew J. Shattock	88,927

Named Executive Officers:

Kevin D. Bailey	369,208

Benno Dorer	81,695

Nicole Otto	61,167

Matthew H. Puckett	173,531

Steven E. Rendle (4)	1,772,545

Martino Scabbia Guerrini	508,288

All Current Directors and Current Executive Officers as a Group (16 persons)	2,222,636

[1]

Shares counted as owned include 181 shares held in trusts as of April 1, 2023, in connection with two employee benefit plans, as to which Mr. Rendle shares voting power but has no dispositive power. Shares counted as beneficially owned by Mr. Rendle include 234,130 shares owned indirectly by family trusts. Shares counted as beneficially owned by Ms. Chugg include 6,678 shares owned by her spouse and 15,000 shares owned in a trust. Shares counted as beneficially owned by Mr. Dorer include 10,000 shares owned indirectly by a living trust. Shares counted as beneficially owned by Ms. Roberts include 7,109 shares owned indirectly by her spouse. Shares counted as beneficially owned also include phantom shares accounted for in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which there is no voting or dispositive power: Mr. Carucci – 34,666 shares; Mr. Cho – 1,939 shares; Ms. Chugg – 16,269 shares; Mr. Hoplamazian – 6,630 shares; Ms. Lang – 6,793 shares; Mr. McMullen – 12,101 shares; Mr. Otis – 74,741 shares; Ms. Roberts – 2,819 shares; Mr. Shattock – 16,794 shares; and all directors as a group – 172,752 shares.

[2]

Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of May 30, 2023, or within 60 days thereafter: Mr. Bailey – 312,755; Mr. Scabbia Guerrini – 325,316; Ms. Otto – 0; Mr. Puckett – 112,316; Mr. Carucci – 53,228; Mr. Cho – 0; Ms. Chugg – 53,228; Mr. Dorer – 35,654; Mr. Hoplamazian – 47,415; Ms. Lang – 53,228; Mr. McMullen – 41,934; Mr. Otis – 47,415; Ms. Roberts – 35,654; Mr. Shattock – 53,228; and all current directors and current executive officers as a group – 1,235,719.

[3]

Ms. Chugg and Mr. Otis, together with PNC Bank, N.A., act as the Trustees of the Trusts, which together are deemed to beneficially own (but the individual Trustees are not deemed to separately beneficially own) the Trust Shares. See the Common Stock Beneficial Ownership of Certain Beneficial Owners table above and footnote 3 thereto. However, because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. With regard to individuals named in the above table, the percentage of shares owned beneficially by each named person does not exceed 1% of the VF Common Stock outstanding. The percentage of shares owned beneficially by all current directors and current executive officers as a group was 0.6% of the VF Common Stock outstanding.

[4]	Mr. Rendle retired from VF effective December 2, 2022 and, therefore, is not included in the group total. Mr. Rendle’s ownership is as of December 2, 2022.

68    VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 4

Ratification of The Selection of Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm. The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for fiscal 2023. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm. Even if shareholders do ratify the selection, the Audit Committee retains its discretion to reconsider its appointment if it believes such a change would be in the best interest of VF and its shareholders.

The VF Board of Directors unanimously recommends that you vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP. The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the 2022 and 2023 fiscal years.

TYPE OF FEES	2023	2022	DESCRIPTION OF FEES

Audit Fees	$9,303,000	$8,956,000	“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of the effectiveness of VF’s internal control over financial reporting.

Audit Related Fees	314,000	259,000	“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in the 2023 and 2022 fiscal years consisted primarily of social security audits, sales certificates and other assurance services.

Tax Fees	1,500,000	1,157,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in the 2023 and 2022 fiscal years consisted primarily of tax advisory and tax compliance services, transfer pricing and VAT assistance.

All Other Fees	1,000	1,000	“All Other Fees” are fees billed for services other than services reported under “Audit Fees,” “Audit Related Fees” and “Tax Fees”. “All Other Fees” in the 2022 and 2023 fiscal years consisted of fees for subscription to an online research tool.

Total	$11,118,000	$10,373,000

VF’s process is that all audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP are to be pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS    69

ITEM NO. 4
Ratification of The Selection of Independent Registered Public Accounting Firm

Report of the Audit Committee

As of May 15, 2023, the date of this report, the Audit Committee consisted of five members: W. Rodney McMullen, who serves as the Chair of the Committee, Richard T. Carucci, Alex Cho, Clarence Otis, Jr. and Carol L. Roberts. Each member is an independent director under NYSE and SEC rules, and meets the standards for committee independence as set forth in VF’s Corporate Governance Principles. The Audit Committee has the duties and powers described in its written charter adopted by the Board.

The Audit Committee assists the Board’s oversight and monitoring of:

•	the integrity of VF’s financial statements;

•	VF’s compliance with legal and regulatory requirements;

•	the qualifications and independence of VF’s independent registered public accounting firm;

•	the performance of VF’s internal audit function and independent registered public accounting firm; and

•	the effectiveness of VF’s internal control over financial reporting process.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of VF’s financial statements.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by VF’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

PricewaterhouseCoopers LLP has served as VF’s independent registered public accounting firm since 1995 and rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the selection of the lead engagement partner.

VF maintains an auditor independence policy that, among other things, prohibits VF’s independent registered public accounting firm from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve in advance the audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related budget, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that VF may not enter into engagements with VF’s independent registered public accounting firm for non-audit services without the express pre-approval of the Audit Committee.

The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended April 1, 2023 (the “2023 Financial Statements”). At meetings of the Audit Committee held in May 2023, the Audit Committee (i) reviewed and discussed with management the 2023 Financial Statements and, for the fiscal year ended April 1, 2023, the audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2023 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2023 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023 to be filed with the Securities and Exchange Commission.

W. Rodney McMullen, Chair

Richard T. Carucci

Alex Cho

Clarence Otis, Jr.

Carol L. Roberts

70    VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS

DELINQUENT SECTION 16(A) REPORTS

VF is required to identify any director, officer or greater than 10% beneficial owner who failed to timely file with the SEC a report required under Section 16(a) of the Exchange Act relating to ownership and changes in ownership of VF’s common stock. To VF’s knowledge, based solely on its review of the copies of such forms received by it, VF believes that during the fiscal year ended April 1, 2023, all required Section 16(a) filings were filed timely, except that due to administrative oversight, one Form 4 reporting the acquisition of VF Common Stock was filed one day late by Mr. Otis and the initial Form 3 for Ms. Sim omitted one equity grant.

VF CORPORATION  |  2023 ANNUAL MEETING OF SHAREHOLDERS    71

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, holders of VF Common Stock will vote on the matters described in the notice of the meeting on the front page of this proxy statement, including the election of directors, approval of the compensation of named executive officers as disclosed in this proxy statement, selection of the frequency of future advisory votes on executive compensation, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024 and such other matters as may properly come before the meeting.

Who is entitled to vote at the meeting?

Only shareholders of record on May 30, 2023, the record date for the meeting, are entitled to receive notice of and vote at the meeting.

What are the voting rights of shareholders?

Each share of VF Common Stock is entitled to one vote on each matter considered at the meeting.

Why will shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report for fiscal 2023, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How may shareholders attend the virtual meeting and ask questions at the virtual meeting?

We are committed to ensuring that shareholders who attend the virtual meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the meeting and vote during the live webcast of the meeting, you will need to visit www.virtualshareholdermeeting.com/VFC2023 and enter your control number and other information, and, to submit questions for the meeting, you must visit www.proxyvote.com and follow the instructions to submit a question prior to 5:00 p.m., Eastern Time, on Friday, July 21, 2023. Please be sure to follow instructions found on your proxy card or other information forwarded by your bank, broker or other nominee and subsequent instructions that will be delivered to you via email.

Beginning one hour prior to, and during, the meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the emailed instructions.

Even if you plan to attend the virtual meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual meeting.

How do shareholders access the proxy materials over the Internet?

The Notice, proxy card or voting instruction card you receive will contain instructions on how to view our proxy materials for the meeting on the Internet and vote your shares, and will allow you to instruct us as to how to send our future proxy materials to you either by mail or by email. Our proxy materials are also available for viewing at: www.virtualshareholdermeeting.com/VFC2023. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the environmental impact of printing and mailing these

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materials. If you choose to receive future proxy materials by email, you will receive an email within the next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

How do shareholders vote?

Shareholders may vote at the meeting by attending the virtual meeting or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card is returned but gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the virtual meeting and voting at the virtual meeting. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet prior to 11:59 p.m. Eastern Time on July 24, 2023. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

THERE ARE THREE WAYS TO VOTE BY PROXY:

BY INTERNET:	BY TELEPHONE:	BY MAIL:
Go to www.proxyvote.com and vote via the Internet.	Call 1-800-690-6903 (this call is toll-free in the U.S.).	If you received a paper copy of the proxy materials, mark, sign and date your proxy card and promptly return it in the postage-paid envelope we have provided.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the virtual meeting or present by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given. At the close of business on May 30, 2023, there were 388,716,542 outstanding shares of VF Common Stock.

What are the Board’s recommendations?

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors; “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement; “ONE YEAR” on the frequency of future advisory votes on executive compensation and “FOR” the ratification of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024. If any other matters are brought before the meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the meeting. Persons named as proxy holders on the form of proxy/voting instruction card are Richard Carucci, Interim Chair of the Board of Directors of VF, and Jennifer S. Sim, Executive Vice President, General Counsel and Secretary of VF.

What vote is required to approve each item?

Under our By-Laws and our Corporate Governance Principles, directors are elected by the affirmative vote of a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” with respect to that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” with respect to a director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the

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ABOUT THE MEETING

failure to receive the required vote. The Governance and Corporate Responsibility Committee is then required to make a recommendation to the Board as to whether it should accept the resignation. The Board is required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Principles, available on our website, www.vfc.com, under “Policy on Majority Voting.” Approval of the compensation of named executive officers as disclosed in this proxy statement and ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024 requires the affirmative vote of a majority of the votes cast on such matter at the meeting. With respect to the frequency of future advisory votes on executive compensation, you will have the opportunity to vote for a frequency of every one, two or three years, or abstain from voting. Under Pennsylvania law and VF’s By-Laws, the frequency of future advisory votes on executive compensation will also be determined according to the affirmative vote of a majority of the votes cast; however, if the proposal is not adopted by the required majority vote for any one of the time periods presented, the Board will evaluate the votes cast for each time period presented and will consider the time period for which a plurality of the votes were cast to have been recommended by the shareholders. Approval of any other matter to come before the meeting requires the affirmative vote of a majority of the votes cast on such matter at the meeting. Abstentions will not be taken into account in determining the outcome of the approval of compensation of named executive officers as disclosed in this proxy statement, the frequency of future advisory votes on executive compensation or ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024, or approval of any other matter to come before the meeting (other than the election of directors, which is described above). Under current NYSE rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2024 in its discretion, even if it does not receive voting instructions from you. On all the other items referenced above, your record holder is not permitted to vote your shares without your instructions, and such uninstructed shares are considered broker non-votes and will not be taken into account when determining the outcome of the election of directors, the approval of the compensation of named executive officers as disclosed in this proxy statement or the frequency of future advisory votes on executive compensation.

Householding

Under SEC rules, a single Notice or set of annual reports and proxy statements may be sent to any household at which two or more VF shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for VF. Brokers with accountholders who are VF shareholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our shareholders, a single Notice or annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If you are a shareholder of record and would like to have separate copies of the Notice or Annual Report and proxy statement mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days. If you are a beneficial owner, information regarding householding of the Annual Report and proxy statement should have been forwarded to you by your bank, broker or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the meeting, you should follow the instructions included in the Notice that was sent to you. Shareholders who currently receive multiple copies of the Notice or Annual Report and proxy statement at their address who would prefer to receive a single copy should contact their bank, broker or nominee or Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.

Other Information

A copy of VF’s Annual Report for fiscal 2023 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. VF’s mailing address is P.O. Box 13919, Denver, Colorado 80201.

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Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the meeting, but if any other matter is presented, the persons named in the proxy card will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of June 12, 2023, VF had not received notice of any matter to be presented at the meeting other than as described in this proxy statement.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $17,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Shareholder Proposals and Nominations for the 2024 Annual Meeting of Shareholders

Shareholders may nominate director candidates and make proposals to be considered at the 2024 Annual Meeting of Shareholders. In accordance with VF’s By-Laws, any shareholder nominations of candidates for election as directors at the 2024 Annual Meeting must be received by VF, together with certain information specified in VF’s By-laws, including a representation as to whether or not such shareholder intends to solicit proxies in support of director nominees other than VF’s nominees in accordance with Rule 14a-19 under the Exchange Act, no earlier than January 14, 2024 and no later than February 13, 2024, and any other proposal for consideration at the 2024 Annual Meeting must be received by VF, together with certain information specified in VF’s By-Laws, no later than February 13, 2024. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to VF at VF’s mailing address, P.O. Box 13919, Denver, Colorado 80201 no later than February 13, 2024, and the shareholder must otherwise comply with applicable SEC requirements and our By-Laws.

Under the proxy access provisions of our bylaws, a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of VF stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of the VF Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received no earlier than January 14, 2024 and no later than February 13, 2024.

The form of proxy issued with VF’s 2024 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at VF’s 2024 Annual Meeting of Shareholders and which is not included in VF’s proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to VF’s Secretary notice of such proposal at the address set forth in this section no later than February 13, 2024, and certain other conditions provided for in the SEC’s rules have been satisfied.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

General Counsel and Secretary

Dated: June 12, 2023

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SCAN TO VIEW MATERIALS & VOTE w V.F. CORPORATION 1551 WEWATTA ST. VOTE BY INTERNET DENVER, CO 80202 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting-Go to www.virtualshareholdermeeting.com/VFC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V19062-P94571 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V.F. CORPORATION The Board of Directors recommends you vote FOR the director nominees listed in Proposal 1. 1. Election of Directors Nominees: For Against Abstain 1a. Richard T. Carucci The Board of Directors recommends you vote FOR For Against Abstain Proposal 2. 1b. Alex Cho 2. Advisory vote to approve named executive officer compensation. 1c. Juliana L. Chugg The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain 1 Year on Proposal 3. 1d. Benno Dorer 3. Advisory vote on the frequency of future ! advisory votes on executive compensation. 1e. Mark S. Hoplamazian The Board of Directors recommends you vote FOR For Against Abstain Proposal 4. 1f. Laura W. Lang 4. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2024. 1g. W. Rodney McMullen NOTE: Such other business as may properly come before the 1h. Clarence Otis, Jr. meeting or any adjournment thereof. 1i. Carol L. Roberts 1j. Matthew J. Shattock Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V19063-P94571 V.F. CORPORATION ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS July 25, 2023 The shareholder(s) hereby appoint(s) Richard T. Carucci and Jennifer S. Sim, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of V.F. Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/VFC2023 at 10:30 a.m., Mountain Time on Tuesday July 25, 2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4 AND FOR "1 YEAR" ON PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE